Exhibit 10.16

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of the 22nd day of July, 2005, by and between MHI JACKSONVILLE LLC, a Delaware limited liability company (“Borrower”), and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland corporation (“Trustee”), in its capacity as trustee of the AFL-CIO Building Investment Trust, a trust existing under the laws of Maryland (the “Trust”), and not in its corporate capacity.

RECITALS

R-1. Borrower is the contract purchaser of that parcel of land, situate and lying in Jacksonville, Duval County, Florida, which is described on Exhibit A attached hereto (the “Land”), and the Improvements (as defined below) thereon, pursuant to that certain Purchase, Sale and Contribution Agreement dated May 20, 2005 among BIT Holdings Seventeen, Inc., a Maryland corporation (“Seller”), MHI Hotels, LLC, a Virginia limited liability company (“Prior Operator”), and Borrower, as assignee of MHI Hospitality, L.P., a Delaware limited partnership (“Guarantor”), pursuant to that certain Assignment Agreement dated July 22, 2005 between Guarantor and Borrower (collectively, the “Purchase Agreement”).

R-2. Borrower has requested that Trustee make a loan to Borrower in the principal amount of Eighteen Million and 00/100 Dollars ($18,000,000.00) (the “Loan”), for the acquisition of the Property (as defined below) pursuant to the Purchase Agreement.

R-3. Trustee has agreed to make the Loan on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Trustee agree as follows:

ARTICLE 1

INCORPORATION OF RECITALS; TERMS AND DEFINITIONS

Section 1.1. Recitals. The Recitals set forth above are hereby incorporated as a substantive part of this Agreement.

Section 1.2. Terms and Definitions. In addition to the other terms herein defined, the following terms shall have the meanings set forth in this Section 1.2 whenever used in this Agreement:

Acquisition Equity Amount: $4,000,000.

Act of Bankruptcy: The filing of a petition in bankruptcy under the Bankruptcy Code or the commencement of a proceeding by or against a Person as debtor under any other applicable law for the relief of debtors.

Administrative Fee: Two Thousand Five Hundred Dollars ($2,500) per month.

Advisor: Legg Mason Real Estate Services, Inc., or any other investment advisor to the Trustee as may be designated in writing to Borrower by Trustee.

Affiliate: (i) Guarantor; (ii) MHI; (iii) any Person controlled by MHI and/or Drew Sims; and (iv) any Person controlling or under common control with Borrower and/or Guarantor (and, to the extent any Person is an individual, the spouse of any such Person).

Annual Budget: The operating and capital budget for the Property for Borrower’s fiscal year prepared by or on behalf of Borrower and submitted by Borrower in accordance with Section 6.22, providing, in reasonable detail, budgeted monthly operating income and monthly operating and capital expenses and other cash expenses for the Property for such fiscal year, as the same may be amended or supplemented from time to time.

Approved Annual Budget: Is defined in Section 6.22.

Approved Closing Costs: All costs and expenses incurred by Borrower in connection with Closing as set forth on the settlement sheet approved by Trustee in writing.

Approved Renovation Budget: The final, complete, detailed budget of costs to complete the Renovations, together with a projected draw schedule (which shall be updated on a periodic basis as requested by Trustee, but in no event less than quarterly), a current detailed trade breakdown and itemization of all construction and non-construction expenses (including an adequate reserve for contingency), and showing all reasonably anticipated costs required for the Completion in accordance with the Attachment B to the Franchise Agreement.

Assignment of Boat Service Agreement: The Assignment of [Boat Service Agreement] dated as of the date hereof, by Borrower to and for the benefit of Trustee, and consented and agreed to by Prior Operator, together with any substitution or replacement thereof, and any amendment, restatement or other modification thereof or thereto.

Assignment of Development Contracts: The Assignment of Development Contracts dated as of the date hereof, by Borrower to and for the benefit of Trustee, together with any substitution or replacement thereof, and any amendment, restatement or other modification thereof or thereto.

Assignment of Franchise Agreement: The Assignment of Franchise Agreement dated as of the date hereof, by Operator and Borrower to and for the benefit of Trustee, together with any substitution or replacement thereof, and any amendment, restatement or other modification thereof or thereto.

Assignment of Leases (Borrower): The Assignment of Leases and Rents dated as of the date hereof, by Borrower to and for the benefit of Trustee, and intended to be recorded among the Land Records, together with any substitution or replacement thereof, and any amendment, restatement or other modification thereof or thereto.

Assignment of Leases (Operator): The Assignment of Leases and Rents dated as of the date hereof, by Operator to and for the benefit of Trustee, and intended to be recorded among the Land Records, together with any substitution or replacement thereof, and any amendment, restatement or other modification thereof or thereto.

Assignment of Pavilion Lease: The Assignment of Tenant’s Interest Under Lease dated as of the date hereof by Borrower to and for the benefit of Trustee, together with any substitution or replacement of such Assignment of Tenant’s Interest Under Lease, and any amendment, restatement or other modification thereof or thereto.

Assignment of Pier Lease: The Assignment of Tenant’s Interest Under Lease dated as of the date hereof by Borrower to and for the benefit of Trustee, together with any substitution or replacement of such Assignment of Tenant’s Interest Under Lease, and any amendment, restatement or other modification thereof or thereto.

Assignment of Plans: The Assignment of Plans, Specifications and Permits dated as of the date hereof, by Borrower to and for the benefit of Trustee, together with any substitution or replacement thereof, and any amendment, restatement or other modification thereof or thereto.

Assignment of Strip Parcel Lease: The Assignment of Tenant’s Interest Under Lease dated as of the date hereof by Borrower to and for the benefit of Trustee, together with any substitution or replacement of such Assignment of Tenant’s Interest Under Lease, and any amendment, restatement or other modification thereof or thereto.

Authorized Borrower Representative: Drew M. Sims, and each other person, if any, designated to act on behalf of Borrower in accordance with the provisions of Section 10.4 of this Agreement.

Available Funds: The amount at any time and from time to time on deposit in the PIP Pledged Account for the Renovations, less amounts required (i) to complete the Renovations and (ii) to be retained therein pursuant to the terms of this Agreement.

Bankruptcy Code: The United States Bankruptcy Code, 11 U.S.C. §101 et seq., and all future acts supplemental thereto or amendatory thereof.

Building: Collectively, all buildings, structures and improvements now or hereafter located on the Land, and all fixtures and equipment attached to, forming a part of and necessary for the operation of such building, structures and improvements as a hotel (including, without limitation, heating, lighting, sanitary, air-conditioning, laundry, refrigeration, kitchen, elevator and similar items) having guest sleeping rooms, each with bath, and such (i) restaurants, bars, banquet, meeting and other public areas; (ii) commercial space, including concessions and shops; (iii) parking facilities and areas; (iv) storage and service areas; (v) recreational facilities and areas; (vi) permanently affixed signage; (vii) public grounds and gardens; and (viii) other facilities and appurtenances, as may hereafter be attached to and form a part of such building, structures and improvements in accordance with this Agreement.

Business Day: A day other than a Saturday, Sunday or legal holiday in the State or the State of Florida.

Casualty: Is defined in the Indenture.

Casualty Proceeds: Is defined in the Indenture.

Change Order: See Section 6.4.

Closing: See Section 3.1.

Code: The Internal Revenue Code of 1986, as amended.

Comfort Letter: The letter, approved by Trustee, executed by Franchisor recognizing the Loan made by Trustee to Borrower and that upon default of Borrower under the Loan Documents, Franchisor will permit Trustee (or its designee) to operate the Property under and pursuant to the Franchise Agreement.

Commencement Date: Subject to Section 10.5, the earlier of (i) the date on which Borrower commences the Renovations or (ii) October 1, 2005.

Complete or Completion: Satisfactory lien-free completion of all Renovations required to be performed under Attachment B to the Franchise Agreement, substantially in accordance with the Approved Renovation Budget, as evidenced by (i) the final, unconditional issuance of all governmental approvals required for the use and operation of the Improvements, if any, (ii) the delivery to Trustee by the Guarantor of a certificate of substantial completion in form and content satisfactory to Trustee, and (iii) the confirmation from the Franchisor that the Renovations comply with the requirements of Attachment B to the Franchise Agreement, and (iv) delivery of final lien waivers from all contractors and subcontractors with respect to the Renovations.

Condemnation: Is defined in the Indenture.

Construction Labor Covenant: Is defined in Section 6.3.1.

DSCR: Debt Service Coverage Ratio determined by dividing the Net Operating Income by the Required Debt Service.

Depository Bank: Mercantile-Safe Deposit and Trust Company, a Maryland corporation.

Environmental Indemnity: The Environmental Indemnity Agreement dated as of Closing, by Borrower to and for the benefit of Trustee, together with any substitution or replacement thereof, and any amendment, restatement or other modification thereof or thereto.

Environmental Laws: Each Federal, State, or local statute, law, ordinance, code, rule, regulation, permit, agreement, order, or decree regulating or relating to protection of human health or the environment, or regulating or imposing liability or standards of conduct concerning the use, storage, treatment, transportation, manufacture, refinement, handling, production, release or disposal of any regulated hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et seq., the Federal Oil Pollution Act of 1990, §§2701, et seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. §§6901 et seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C. §§1801 et seq., the Federal Clean Air Act 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the River and Harbors Act of 1899, 33 U.S.C. §§401 et seq., analogous laws of the state or other jurisdiction in which the Land is located, and all rules and regulations of the United States Environmental Protection Agency, or any other Governmental Authority having jurisdiction over the Property, as any of the foregoing have been, or are hereafter amended.

ERISA: The Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations, as from time to time in effect, promulgated thereunder

Event of Default: Any one or more of the events described in Section 9.1 hereof.

Extension Fee: Is defined in Section 2.1.4.

FF&E: Collectively, all furniture, furnishings and equipment (except Operating Equipment and real property fixtures included in the definition of Improvements) now or hereafter located and installed in or about the Property which are used in the operation thereof in accordance with the standards set forth in the Hilton Franchise Agreement, while the same is in effect, the Franchise Agreement, while the same is in effect, and this Agreement, including, without limitation (i) office furnishings and equipment; (ii) specialized hotel equipment necessary for the operation of the Property in accordance with the Hilton Franchise Agreement, while the same is in effect, and the Franchise Agreement, while the same is in effect, including equipment for kitchens, laundries, dry cleaning facilities, bars (excluding the portion of the Property subleased under the Sublease (as defined in the SNDA (Cell Tower), restaurants (excluding the portion of the Property subleased under the Sublease (as defined in the SNDA (Restaurant), public rooms, commercial space, parking areas, and recreational facilities; and (iii) all other furnishings and equipment hereafter located and installed in or about the Property which are used in the operation of the Property in accordance with this Agreement and the standards set forth in the Hilton Franchise Agreement, while the same is in effect, and the Franchise Agreement, while the same is in effect.

FF&E Monthly Deposit Amount: Four percent (4%) of the monthly Gross Rooms Revenue (as defined in the Franchise Agreement).

FF&E Pledged Account: The account to be established by Borrower pursuant to Section 2.5 of this Agreement and the FF&E Pledge Agreement, into which the FF&E Monthly Deposit Amount and any amounts required by Section 4A.6 are to be deposited.

FF&E Pledge Agreement: The Account Pledge Agreement (FF&E) dated as of the date hereof by Borrower to and for the benefit of Trustee, together with (i) any substitution or replacement of such Account Pledge Agreement (PIP), and any amendment, restatement or other modification thereof or thereto and (ii) the Account Control Agreement (FF&E) entered into pursuant thereto and any substitution or replacement of such Account Control Agreement (FF&E), and any amendment, restatement or other modification thereof or thereto.

FF&E Reserve: Is defined in the FF&E Pledge Agreement.

Financial Records: The financial books and records relating to the ownership and operation of the Property, including both printed and electronic books and records.

Financing Statements: The financing statements to be filed in connection with the security interests granted hereunder, under the Indenture or any of the other Loan Documents.

Force Majeure Event: Collectively, (i) unusual delay in deliveries, unavoidable casualties, labor disputes, unusual and unforeseeable unavailability of labor or materials or other causes beyond Borrower’s control notwithstanding Borrower’s exercise of its commercially reasonable efforts in good faith, not including lack of funds, or (ii) other causes which, in Trustee’s sole discretion, justify delay.

Franchise Agreement: The Franchise Agreement dated June 7, 2005 between Operator and Franchisor with respect to the Property.

Franchisor: Holiday Hospitality Franchising, Inc.

Governmental Authority: Any nation or government, any state or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government having jurisdiction over the Loan, the Property, Borrower, Guarantor, any Interest Owner, or any other Person associated with the Loan.

Guarantor: Is defined in the Recitals.

Guaranty: The Payment, Completion and Non-Recourse Guaranty dated as of Closing, given by Guarantor and Operator to and for the benefit of Trustee, together with any substitution or replacement thereof, and any amendment, restatement, or other modification thereof or thereto.

Hazardous Materials: Collectively, those elements, materials, compounds, mixtures, wastes or substances which are contained in any list of hazardous regulated substances adopted by the United States Environmental Protection Agency or any list of toxic pollutants designated under Environmental Laws or which are defined as hazardous, regulated, toxic, pollutant, infectious, flammable or radioactive by any of the Environmental Laws and, whether or not included in such lists, shall be deemed to include (i) all products or substances containing petroleum, asbestos, and polychlorinated biphenyls and (ii) all infected medical waste products and other bio-hazardous materials.

Hilton: Hilton Inns, Inc.

Hilton Comfort Letter: The letter, approved by Trustee, executed by Hilton recognizing the Loan made by Trustee to Borrower and that upon default of Borrower under the Loan Documents, Hilton will permit Trustee (or its designee) to operate the Property under and pursuant to the Hilton Franchise Agreement.

Hilton Franchise Agreement: The agreement dated February 26, 1997 between MHI Hotels, LLC, and Hilton, as amended by that certain Assignment and Assumption of and Amendment to License Agreement dated as of the date hereof among Prior Operator, Operator and Hilton.

Improvements: Collectively, all buildings, structures and improvements now or hereafter located on the Land (consisting generally of a 10-story building and an aggregate of about 314,589 square feet of space, and all fixtures and equipment attached to, forming a part of and necessary for the operation of such building, structures and improvements as a hotel (including, without limitation, heating, lighting, sanitary, air-conditioning, laundry, refrigeration, kitchen, elevator and similar items) having not less than [292] guest sleeping rooms, each with bath, and such (i) restaurants, bars, banquet, meeting and other public areas; (ii) commercial space, including concessions and shops; (iii) parking facilities and areas; (iv) storage and service areas; (v) recreational facilities and areas; (vi) permanently affixed signage; (vii) public grounds and gardens; and (viii) other facilities and appurtenances, as may hereafter be attached to and form a part of such building, structures and improvements in accordance with this Agreement.

Indenture: The Mortgage and Security Agreement dated as of Closing, granted by Borrower to Trustee, encumbering the Property as security for the Loan, and intended to be recorded among the Land Records, together with any substitution or replacement thereof, and any amendment, restatement, or other modification thereof or thereto.

Initial FF&E Deposit Amount: The amount, if any, remaining on deposit in the PIP Pledged Account upon Completion of the Renovations.

Interest: Is defined in the Note.

Interest Owner: Guarantor and MHI.

Labor Covenant: Is defined in Section 6.3.5.

Land: Is defined in the Recitals.

Land Records: The Official Records of the Clerk’s office of Duval County, Florida.

Laws: All laws, ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

Leases: Collectively, all leases or other agreements (including subleases and/or subagreements) for the occupancy of all or any portion of the Property; “Lease” shall mean any one of such leases or agreements.

Liquor License: License dated September 11, 2004, issued by the Florida Department of Business and Professional Regulation, Division of Alcoholic Beverages and Tobacco, to Prior Operator for the sale and consumption of alcohol and liquor at the Property.

Loan Advance: The advance of proceeds of the Loan pursuant to this Agreement.

Loan Documents: Collectively, this Agreement, the Note, the Indenture, the Assignment of Leases (Borrower), the Environmental Indemnity, the Pledge Agreement, the Guaranty, the Assignment of Management Agreement, the Assignment of Development Contracts, the Assignment of Boat Service Agreement, the Assignment of Plans, the PIP Pledge Agreement, the FF&E Pledge Agreement, the Assignment of Leases (Operator), the Assignment of Pavilion Lease, the Assignment of Pier Lease, the Assignment of Strip Parcel Lease, the Subordination Agreement (Operating Lease), the Subordination Agreement (Management Agreement), the SNDA (Restaurant), the SNDA (Cell Tower), the Recognition Agreement (Pavilion Lease), the Recognition Agreement (Pier Lease), the Recognition Agreement (Strip Parcel), the Financing Statements, and each other document which evidences, secures or upon which Trustee has relied in making the Loan, together with any substitution or replacement of any of such documents, and any amendment, restatement or modification to any of such documents.

Loan-to-Value: The ratio, stated as a percentage, of the outstanding principal balance of the Loan to the value of the Property as determined by the appraisal delivered to Trustee in connection with the underwriting of the Loan, as the same may be updated in accordance with Section 2.3.2.

MHI: MHI Hospitality Corporation, a Maryland corporation.

Management Agreement: The Management Agreement dated as of December 21, 2004, by and between Operator and Manager, which applies to the management of the Property as a result of an amendment agreement dated as of the date hereof, together with any substitution or replacement of such agreement, and any amendment, restatement or other modification thereof or thereto (subject to Trustee’s consent, as provided in this Agreement, which consent shall be limited solely to amendments or modifications affecting the Property and not amendments, restatements or other modifications solely affecting other properties subject to the Management Agreement).

Manager: MHI Hotels Services LLC, or any successor or replacement manager of the Property (subject to Trustee’s consent, as provided in this Agreement).

Major Contract: A contract or purchase order with a Major Contractor.

Major Contractor: Each contractor or materials supplier having a contract or purchase order for an amount equal to or greater than $25,000 and each other contractor or materials supplier identified as a Major Contractor by Trustee in its reasonable judgment; “Major Contractors” shall mean all of such contractors or materials suppliers collectively.

Maturity Date: Is defined in the Note.

Maximum Loan Amount: Is defined in Section 2.3.

Maximum Loan-To-Value: 75% of the value of the Property determined by the appraisal delivered to, and approved by, Trustee in connection with the underwriting of the Loan, as the same may be updated in accordance with Section 2.3.2.

Minimum DSCR: Either (i) 1.2x if calculated prior to the Stabilization Date or (ii) 1.25x if calculated on or after the Stabilization Date.

Net Operating Income: As of any date of determination, actual revenues, receipts and income from the operation of the Property for the immediately preceding twelve (12) consecutive, full calendar month period, less the greater of (i) the actual operating expenses for the immediately preceding twelve (12) consecutive, full calendar month period (including the FF&E Monthly Deposit Amount whether or not the same is required to be deposited hereunder for any such month, and management fees for the period) or (ii) the operating expenses set forth on the Approved Annual Budget applicable to such immediately preceding twelve (12) consecutive, full calendar month period.

Note: The Promissory Note dated as of the date hereof, issued by Borrower to the order of Trustee, evidencing the Loan, together with any substitution or replacement thereof, and any amendment, restatement or other modification thereof or thereto.

Operating Labor Covenant: Is defined in Section 6.3.3.

Operating Equipment: Is “Property and Equipment”, as such term is defined in the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Educational Institute of the American Hotel and Motel Association, as it may be amended from time to time.

Operating Lease: The Operating Lease dated as of the date hereof between Borrower and Operator, together with any substitution or replacement thereof, and any amendment, restatement, or other modification thereof or thereto (subject to Trustee’s consent, as provided in this Agreement).

Operational Licenses: All licenses and permits required for the operation, use and occupancy of the Property.

Operator: MHI Hospitality TRS, LLC, a Delaware limited liability company, or any successor or replacement operator of the Property pursuant to the Operating Lease (subject to Trustee’s consent, as provided in this Agreement).

Operator Sole Member: MHI Hospitality TRS Holding, Inc., a Delaware corporation.

Participating Plans: The plans participating in the Trust, a current list of which is attached hereto as Exhibit B.

Person or person: A natural person, corporation, partnership, joint venture, limited partnership, limited liability partnership, limited liability company, trust, governmental entity or other form of business organization or association.

PIP Pledge Agreement: The Account Pledge Agreement (PIP), dated as of the date hereof by Borrower to and for the benefit of Trustee, together with (i) any substitution or replacement of such Account Pledge Agreement (PIP), and any amendment, restatement or other modification thereof or thereto; and (ii) the account control agreement entered into pursuant thereto and any substitution or replacement of such account control agreement, and any amendment, restatement or other modification thereof or thereto.

PIP Pledged Account: The account to be established by Borrower pursuant to Section 2.4 of this Agreement and the PIP Pledge Agreement, into which PIP Reserve Amount and any amounts required by Section 4.3 are to be deposited.

PIP Reserve Amount: $3,000,000.

Pledge Agreement: The Membership Interests Pledge Agreement dated as of Closing by the Guarantor, to and for the benefit of Trustee, together with any substitution or replacement thereof, and any amendment, restatement or other modification thereof or thereto.

Principal Sum: Is defined in the Note.

Property: Collectively, the Land, the Improvements and all other real property and personal property included within the definition of Property under the Indenture.

Recognition Agreement (Pavilion Lease): The Recognition of Assignment of Tenant’s Interest Under Lease dated as of the date hereof among Borrower, Trustee and City of Jacksonville, together with any substitution or replacement of such Recognition of Assignment of Tenant’s Interest Under Lease, and any amendment, restatement or other modification thereof or thereto.

Recognition Agreement (Pier Lease): The Recognition of Assignment of Tenant’s Interest Under Lease dated as of the date hereof among Borrower, Trustee and Board of Trustees of the Internal Improvements Fund of the State of Florida, together with any substitution or replacement of such Recognition of Assignment of Tenant’s Interest Under Lease, and any amendment, restatement or other modification thereof or thereto.

Recognition Agreement (Strip Parcel): The Recognition of Assignment of Tenant’s Interest Under Lease dated as of the date hereof among Borrower, Trustee and Gate Riverplace Company, together with any substitution or replacement of such Recognition of Assignment of Tenant’s Interest Under Lease, and any amendment, restatement or other modification thereof or thereto.

Renovations: The renovation, equipping and furnishing of the Property in accordance with the Approved Renovation Budget and Attachment B to the Franchise Agreement.

Required Completion Date: Subject to Section 10.5, the earlier of (i) the twelve (12) month anniversary of the Commencement Date or (ii) October 1, 2006.

Required Debt Service: As of any determination date, the required payments of principal and/or interest under the Note for the immediately preceding twelve (12) consecutive, full calendar month period.

Security Documents: Collectively, the Indenture, the Environmental Indemnity, the Guaranty, the Assignment of Development Contracts, the Assignment of Leases (Borrower), the Assignment of Leases (Operator), the Assignment of Plans, the Pledge Agreement, the PIP Pledge Agreement, the FF&E Pledge Agreement, the Financing Statements, and each other document which secures Borrower’s payment and performance of its obligations with respect to the Loan, together with any substitution or replacement of any of such documents, and any amendment, restatement or modification to any of such documents.

SNDA (Cell Tower): The Subordination, Attornment and Non-Disturbance Agreement dated as of the date hereof among Borrower, Trustee and Intercel Jacksonville MTA, Inc., together with any substitution or replacement of such Subordination, Attornment and Non-Disturbance Agreement, and any amendment, restatement or other modification thereof or thereto.

SNDA (Restaurant): The Subordination, Attornment and Non-Disturbance Agreement dated as of the date hereof among Borrower, Trustee and Prime Steaks – Jacksonville, LLC, d/b/a Ruth’s Chris Steak House, together with any substitution or replacement of such Subordination, Attornment and Non-Disturbance Agreement, and any amendment, restatement or other modification thereof or thereto.

Stabilization Date: The date that is one hundred eighty (180) days after the Required Completion Date.

State: The State of Maryland.

Subordination Agreement (Operating Lease): The Subordination Agreement dated as of the date hereof among Operator, Borrower and Trustee, together with any substitution or replacement of such Subordination Agreement, and any amendment, restatement or other modification thereof or thereto.

Subordination Agreement (Management Agreement): The Agreement of Manager dated as of the date hereof by Manager to and for the benefit of Trustee, together with any substitution or replacement of such Agreement of Manager, and any amendment, restatement or other modification thereof or thereto.

Term Sheet: The letter dated May 20, 2005 by Trustee addressed to Guarantor with respect to certain of the terms of the Loan.

Title Company: Chicago Title Insurance Company.

Title Policy: The extended-coverage loan policy of title insurance to be issued by Title Company to Trustee pursuant to the title commitment issued by Title Company to Trustee dated as of the later of the date of Closing or the date on which the last Security Document to be recorded is recorded among the Land Records, in the form of the proforma form of title policy approved by Trustee in writing.

UBIT: Is as defined in Section 3.2.15.

Section 1.3. Any capitalized term used in this Agreement and not otherwise defined herein shall have the meaning given to such term in the Indenture. The rules of construction set forth in subsection 1.2 of the Indenture are hereby incorporated herein by reference. As used in this Agreement, the phrase “to the knowledge of Borrower” or any similar phrase shall mean the knowledge of Borrower based upon such diligent inquiry as would be undertaken by a prudent purchaser of a hotel which has previously operated and/or managed such hotel (either directly or through an Affiliate or other entity with commonality of beneficial ownership), endeavoring in good faith to determine the accuracy and completeness of the statement made.

Section 1.4. The provisions of this Agreement shall not be construed for or against either party hereto based upon which party drafted this Agreement.

ARTICLE 2

THE LOAN

Section 2.1. Procedure for Loan Advance.

2.1.1. Funding. Trustee has advanced and Borrower acknowledges that it has received at Closing a Loan Advance for the Maximum Loan Amount (as determined at Closing) for the purpose of paying a portion of the Purchase Price (as defined in the Purchase Agreement) of the Property pursuant to the Purchase Agreement.

2.1.2. Interest. Accrued interest on the principal amount of the Loan outstanding shall be paid at the interest rate set forth in, and otherwise in accordance with, the Note.

2.1.3. Repayment of Principal. The entire principal amount outstanding under the Loan, unless sooner paid, shall be due and payable on the Maturity Date.

2.1.4. Loan Extension. Borrower shall have one (1) option to extend the Maturity Date of the Loan for one (1) year. In order to exercise such extension right, Borrower shall deliver to Trustee written notice of intent to extend on or before the day that is 30 days prior to the original, unextended Maturity Date and, upon giving of such notice of intent to extend, and subject to the satisfaction of the conditions set forth below, the Maturity Date will be extended to July 22, 2011. The Maturity Date shall be extended pursuant to Borrower’s notice aforesaid, provided the following conditions are satisfied: (i) no uncured Event of Default shall have occurred either at the time of Borrower’s notice of intent to extend or upon the original, unextended Maturity Date and no event shall have occurred which, with the passage of time and/or the giving of notice, would constitute an Event of Default, (ii) Borrower pays to Trustee on the date Borrower provides the written notice of intent to extend to Trustee, an extension fee (the “Extension Fee”) in the amount of one-quarter of one percent (0.25%) of the outstanding principal amount of the Note and (iii) Borrower pays the scheduled payment of Interest on the date that would have been the Maturity Date but for such extension as provided above.

Section 2.2. Use of Loan Proceeds. Borrower agrees that the Loan shall be used solely to finance Borrower’s acquisition of the Property and for no other purpose.

Section 2.3. Maximum Loan Amount.

2.3.1. Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary (but subject to the provisions of subsection 2.3.2 below), Trustee shall not be obligated to fund any amount of the Loan in excess of the lesser of (i) Eighteen Million and 00/100 Dollars ($18,000,000.00), (ii) an amount which would cause the Loan to exceed the Maximum Loan-to-Value and/or (iii) an amount which would cause the DSCR to be less than the Minimum DSCR (in any such event, the “Maximum Loan Amount”).

2.3.2. Notwithstanding any provision hereof or of the Note to the contrary, if at any time Trustee determines that the outstanding principal amount of the Loan exceeds the Maximum Loan Amount, and upon written notice from Trustee, Borrower shall be obligated, subject to Section 11 of the Note, to repay to Trustee within thirty (30) days of receipt of such written notice, the difference between the outstanding principal amount of the Loan and the Maximum Loan Amount. In order to determine whether the Loan exceeds the Maximum Loan-to-Value, Trustee shall be entitled to obtain, at Borrower’s expense, no more than once per calendar year, an update to the appraisal delivered to Trustee in connection with the underwriting of the Loan. In order to determine whether the DSCR is less than the Minimum DSCR, Trustee shall be entitled to calculate the DSCR on no more than a quarterly basis; provided, however, that Trustee shall also be entitled to calculate the DSCR on the Stabilization Date.

Section 2.4. PIP Pledged Account.

2.4.1. Ownership; Security Interest. Borrower acknowledges and agrees that Borrower is contemporaneously establishing the PIP Pledged Account and granting a security interest therein, and in the proceeds thereof, pursuant to terms of the Indenture and the PIP Pledge Agreement. Notwithstanding the assignment of the PIP Pledged Account to, and control over the PIP Pledged Account by, Trustee, the PIP Pledged Account and all funds therein are and will be the property of Borrower (subject to Trustee’s lien and security interest therein and thereupon), and all interest, if any, accrued on the funds in the PIP Pledged Account shall be (and shall be accounted for and reported as) the income of Borrower. The PIP Pledged Account shall constitute additional collateral with respect to the Loan. Borrower shall not join the Depository Bank or any other third party in any action or proceeding disputing Trustee’s control over the PIP Pledged Account.

2.4.2. Deposit. As of the date hereof, Borrower has deposited the PIP Reserve Amount into the PIP Pledged Account. Subject to the terms of this Agreement and the other Loan Documents, Available Funds on deposit in the PIP Pledged Account shall be available to Borrower solely for the purpose of paying (a) the costs of the Renovations in accordance with the Approved Renovation Budget and Attachment B to the Franchise Agreement and (b) cost overruns with respect to the Renovations to the extent provided herein.

Section 2.5. FF&E Pledged Account.

2.5.1. Ownership; Security Interest. Borrower acknowledges and agrees that Borrower is contemporaneously establishing the FF&E Pledged Account and granting a security interest therein, and in the proceeds thereof, pursuant to terms of the Indenture and the FF&E Pledge Agreement. Notwithstanding the assignment of the FF&E Pledged Account to, and control over the FF&E Pledged Account by, Trustee, the FF&E Pledged Account and all funds therein are and will be the property of Borrower (subject to Trustee’s lien and security interest therein and thereupon), and all interest, if any, accrued on the funds in the FF&E Pledged Account shall be (and shall be accounted for and reported as) the income of Borrower. The FF&E Pledged Account shall constitute additional collateral with respect to the Loan. Borrower shall not join the Depository Bank or any other third party in any action or proceeding disputing Trustee’s control over the FF&E Pledged Account.

2.5.2. Deposit. Upon Completion of the Renovations, Borrower shall deposit the Initial FF&E Deposit Amount into the FF&E Pledged Account. On each date that a regularly scheduled payment of principal and/or interest is due under the Note, Borrower shall deposit with Trustee the FF&E Monthly Deposit Amount. Subject to the terms of this Agreement and the other Loan Documents, funds on deposit in the FF&E Pledged Account shall be available to Borrower solely for the purpose of paying the costs of FF&E in accordance with the Approved Annual Budget.

ARTICLE 3

CLOSING AND CONDITIONS AND REQUIREMENTS

FOR LOAN ADVANCE

Section 3.1. Closing. Contemporaneously with the execution and delivery of this Agreement, the Loan shall be closed, the Maximum Loan Amount (as determined at Closing) shall be advanced to Borrower in immediately available funds and the Note and other Loan Documents shall be delivered (“Closing”) at the principal office of Trustee or at such other location as may be designated by Trustee.

Section 3.2. Conditions to Funding Loan. The obligation of Trustee to enter into this Agreement and to cause the Loan Advance to be made at Closing is subject to Borrower’s satisfaction of the requirements and conditions to Closing set forth in this Section 3.2, unless waived in writing by Trustee.

3.2.1. Borrower Deliveries. At or before Closing, Trustee shall have received each of the items required under the Term Sheet, in form and substance satisfactory to it, and its counsel.

3.2.2. Execution and Delivery of Loan Documents. At Closing, Borrower, Guarantor, Operator and each other party whose signature is required shall have executed and delivered to Trustee at Closing the respective Loan Documents to be executed by them, and such other documents and instruments as Trustee may reasonably require in connection with the Loan.

3.2.3. Payment of Fees and Expenses. At Closing, Borrower shall pay to Trustee an aggregated, lump-sum Administrative Fee of $30,000 based on the anticipated renovation period of twelve (12) months; provided, however, that if the period required to Complete the Renovations exceeds twelve (12) months, the Administrative Fee shall be payable thereafter on a monthly basis on the first day of each successive month thereafter, until Completion. At Closing, Borrower shall pay to

Trustee all reasonable legal fees and disbursements paid or incurred by the Trustee with respect to the preparation, negotiation and execution of this Agreement or any of the other Loan Documents, and other reasonable costs and expenses related to perfecting the Trustee’s security in the Property, including, but not limited to, recording costs, recordation and other taxes, appraisal fees, costs of record searches, title company premiums and costs, fees and expenses for environmental audits and surveys, provided Borrower first receives from Trustee a written invoice for such matters. Borrower covenants to pay to Trustee after Closing reasonable attorney’s fees and disbursements incurred or paid by Trustee with regard to the administration and enforcement of this Agreement and the other Loan Documents.

3.2.4. Representations and Warranties. The representations and warranties set forth in Article 5 hereof and in each other Loan Document shall be true and correct on and as of the date of Closing, and no Event of Default shall then exist under this Agreement or under any of the other Loan Documents.

3.2.5. Recordation. The Indenture, the Assignment of Leases (Borrower), the Assignment of Leases (Operator), the Assignment of Tenant Interest (Pavilion Lease), the Assignment of Tenant Interest (Pier Lease), the Assignment of Tenant Interest (Strip Parcel Lease), the Recognition Agreement (Pavilion Lease), the Recognition Agreement (the Pier Lease), the Recognition Agreement (the Strip Parcel Lease), the Financing Statements, and each other Security Document required by Trustee to be filed or recorded shall have been duly executed and delivered by all of the appropriate parties to Trustee or the Title Company in a form capable to be filed or recorded in the Land Records and all other appropriate public records as may be necessary and appropriate to evidence and perfect the liens and security interests thereby created or the Title Company shall have unconditionally agreed that it shall issue the Title Policy required under this Agreement, dated as of the later of the date of Closing (and the Loan Advance) or the date on which the last Security Document intended to be recorded is actually recorded among the Land Records (or, if Trustee so requests, Title Company shall have agreed to issue the Title Policy effective the date of Closing and endorsement thereto down-dating the effective date thereof to the date and time of recording of the last Security Document to be recorded), in accordance with the closing instruction letter from Trustee’s counsel to the Title Company.

3.2.6. Title Indemnifications. Borrower shall provide or shall cause to be provided, such indemnifications as may be required by the Title Company in order for the Title Company to issue affirmative insurance for the benefit of Trustee against loss of priority of the Indenture resulting from construction on the Property commencing prior to funding of Loan proceeds.

3.2.7. Borrower Equity. Borrower shall have deposited the PIP Reserve Amount, the Acquisition Equity Amount and the Approved Closing Costs with the depository designated by the Trustee.

3.2.8. Franchise Agreements. Borrower shall have delivered to Trustee a fully executed copy of the (i) Franchise Agreement, in form and substance acceptable to Trustee and (ii) Hilton Franchise Agreement, in form and substance acceptable to the Trustee.

3.2.9. Comfort Letters. Borrower shall have delivered to Trustee a (i) fully executed original of the Comfort Letter, in form and substance acceptable to the Trustee, and (ii) Hilton Comfort Letter, in form and substance acceptable to the Trustee.

3.2.10. Liquor License Transfer. Borrower shall have delivered to Trustee evidence acceptable to Trustee of approval of the temporary transfer of the Liquor License from Prior Operator to Operator from the applicable Governmental Authority for the continued lawful sale and consumption of alcohol and liquor at the Property, pending the grant of a new liquor license from the applicable Governmental Authority.

3.2.11. Termination of Hilton Franchise Agreement. Borrower shall have delivered to Trustee evidence acceptable to Trustee that the Hilton Franchise Agreement will terminate on or prior to March 30, 2006 without liability to Borrower, Seller or Prior Operator.

3.2.12. Opinions. Borrower shall have delivered an opinion of counsel in from and substance acceptable to the Trustee with respect to matters incident to the Loan and the Loan Documents.

3.2.13. Other Documents. Such other items as are required under the Term Sheet or as Trustee or its counsel may reasonably require.

3.2.14. Material Facts. Neither this Agreement (including the exhibits hereto) nor any of the other Loan Documents nor any other document, financial statement, credit information, certificate, opinion, report, schedule or statement furnished to Trustee by Borrower, or any of its Affiliates, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make the statements herein or therein not misleading in light of the circumstances under which made.

3.2.15. UBIT. Trustee has reasonably satisfied itself for purposes of Section 6.18 below that the Operating Lease, the Management Agreement and each Lease for commercial space entered into on or prior to the date hereof with respect to the Property include such provisions as are necessary, in Trustee’s judgment, to avoid any income therefrom being subject to Unrelated Business Income Tax (“UBIT”) under Sections 511 through 514 of the Code, if and when actually received by Trustee.

Section 3.3. Recorded Documents, Title Insurance Policy, Etc. Within thirty (30) days after Closing, Trustee shall have received (i) the original Title Policy, insuring the lien of the Indenture as a valid first mortgage lien on the Land and the Improvements, and subject only to such title exceptions as Trustee has theretofore approved in writing, together with the endorsements required by Trustee in form and content satisfactory to Trustee; and (ii) a copy of each of the documents to be recorded pursuant to Section 3.2.5, together with certification by the Title Company that such copies are true and accurate copies of each of the documents actually recorded. Within ten (10) days of their return to the Title Company, Trustee shall have received the recorded original of each of the documents to be recorded pursuant to Section 3.2.5.

ARTICLE 4

REQUIREMENTS AND CONDITIONS FOR APPROVAL OF DISBURSEMENT OF AVAILABLE FUNDS ON DEPOSIT IN THE PIP PLEDGED ACCOUNT

Section 4.1. Requirements and Conditions. The obligation of Trustee to approve any request for disbursement of Available Funds on deposit in the PIP Pledged Account is subject to Borrower’s satisfaction of the following requirements and conditions:

4.1.1. Disbursement Requests. Approval of disbursements of Available Funds from the PIP Pledged Account shall be made only upon the receipt by Trustee, at least ten (10) Business Days prior to the date funding is being requested, of a requisition therefor executed by an Authorized Borrower Representative and approved by Trustee, and upon satisfaction of the conditions precedent set forth in this Article 4, and in accordance with the following procedures:

(a) Requisition. Borrower may requisition Available Funds on deposit in the PIP Pledged Account not more frequently than once per calendar month during the period from the Commencement Date through the Required Completion Date by completing, executing and delivering simultaneously to Trustee the following documents, forms for which are attached hereto as Exhibit C (which may be modified from time to time by Trustee) and made a part hereof by this reference:

(i) a form of requisition from Borrower to Trustee requesting the amount of the particular disbursement;

(ii) a completed form of disbursement request summary certified to Trustee;

(iii) if the requisition includes a request for funds to reimburse a contractor and/or subcontractor, then a completed form of the contractor’s and/or subcontractor’s sworn statements and waivers of lien for prior requisition(s) and an application for payment certified by Borrower;

(iv) [RESERVED];

(v) copies of invoices and other documents to support the amount of the requested disbursement set forth in the requisition; and

(vi) if applicable, a letter authorizing transfer of the requisitioned funds from PIP Pledged Account to the bank account from which Borrower shall disburse such funds. Trustee shall not be obligated to authorize disbursements from the PIP Pledged Account except in accordance with the Approved Renovation Budget.

(b) Evidence of Progress of Renovations. Borrower shall include with each requisition a certificate of Borrower and Guarantor certifying to Trustee:

(i) the value of that portion of the Renovations completed at that time and the percentage of Completion;

(ii) that all outstanding claims for labor, materials and fixtures with respect to the Renovations have been paid or shall be paid upon receipt of the funds requested to be disbursed from the PIP Pledged Account;

(iii) that there are no liens outstanding against the Property except for the lien of the Indenture, other liens permitted hereunder or under the terms of the Indenture, or statutory materialman’s liens arising under Florida Statutes Section 713.001-713.37 (2005), as amended, for work in progress, inchoate liens for property taxes not yet due, and liens being contested in compliance with the provisions of this Agreement and/or the Indenture;

(iv) that all Renovations before the date of the request for disbursement of Available Funds therefor from the PIP Pledged Account have been done in a workmanlike manner substantially in accordance with the Approved Renovation Budget, Attachment B to the Franchise Agreement and in accordance with applicable Laws;

(v) that copies of all bills or statements for expenses for which the disbursement of Available Funds from the PIP Pledged Account is requested are attached to such request for the disbursement of such funds, and that no such bills or statements are dated more than ninety (90) days prior to the date of the requisition;

(vi) that (a) Franchisor has received all information with respect to such Renovations required to be provided to Franchisor under the Franchise Agreement, and (b) any approval required to be given by Franchisor in connection with such Renovations has been received by Borrower;

(vii) that all Change Orders shall have been approved in writing by Trustee (except to the extent not required by Section 6.4 hereof); and

(viii) such other material or information as Borrower deems relevant, including, but not limited to, amendments to the disclosure schedules to this Loan Agreement (provided, however, that such amendments or subsequent disclosures shall not affect Trustee’s right under the Loan Documents to declare a default or an Event of Default to the extent the same arises as a result of any such amendments or modifications thereof), or which Trustee may reasonably require.

(c) If any portion of a requisition for a disbursement of Available Funds from the PIP Pledged Account is not approved by Trustee for any reason, but the remainder of such requisition is approved, then Trustee shall fund the approved portion of such requisition, in accordance with the terms and subject to the conditions of this Article 4.

4.1.2. Retainage. Each disbursement of Available Funds from the PIP Pledged Account shall reflect a retainage amount of five percent (5%) until the Renovations are Complete. The approval of the final request for disbursement of Available Funds and all other sums held as retainage in the PIP Pledged Account shall be released upon Completion.

4.1.3. No Determination of Insufficiency of Available Funds. Notwithstanding anything herein to the contrary, Trustee shall not have made a determination, in its sole judgment, that (i) the amount of the requested disbursement of Available Funds from the PIP Pledged Account is greater than the Available Funds on deposit in the PIP Pledged Account and/or (ii) the amount of Available Funds remaining in the PIP Pledged Account are insufficient to Complete the Renovations. In either such event, no disbursement of funds from the PIP Pledged Account shall be disbursed until additional funds have been deposited by Borrower into the PIP Pledged Account as required by Section 4.3 below.

Section 4.2. Conditions to Disbursements.

4.2.1. The obligation of Trustee to approve any request for disbursement of Available Funds from the PIP Pledged Account following Closing shall be subject to satisfaction of the following requirements and conditions:

(a) Borrower shall have submitted a complete and fully executed requisition, duly certified as provided in Section 4.1 hereof, at least ten (10) Business Days prior to the requested date of disbursement of Available Funds from the PIP Pledged Account;

(b) If requested by Trustee, Trustee shall have received an endorsement to the Title Policy, indicating that there has been no change in the status of title of the Property and containing no exceptions (other than accrued taxes and similar charges which are not yet due and payable) not theretofore approved by Trustee;

(c) Trustee shall have confirmed, in its reasonable discretion, that the Renovations can be Completed on or prior to the Required Completion Date for an amount not greater than the PIP Reserve Amount, plus any additional amounts deposited by Borrower into the PIP Pledged Account as required by Section 4.3 hereof;

(d) Trustee shall have received evidence, satisfactory to Trustee in its sole discretion, that (i) Franchisor has received all information with respect to the Renovations required to be provided to Franchisor under the Franchise Agreement, and (ii) any approval required to be given by Franchisor in connection with such Renovations has been received by Borrower; and

(e) No Event of Default, nor any event or state of facts which with notice or passage of time or both would constitute an Event of Default, shall then exist;

(f) The representations and warranties made in this Agreement and the other Loan Documents shall be true, correct, and complete on and as of the date of the advance with the same effect as if made on such date; and

(g) Trustee shall have received each of the items required under subsection 3.3 hereof.

4.2.2. Major Contracts. In addition to all other conditions set forth in this Article 4, Trustee shall not be obligated to approve disbursement of Available Funds from the PIP Pledged Account for Renovations under any Major Contract which has not previously been approved by Trustee, which approval may be conditioned upon Trustee’s receipt of a satisfactory (in Trustee’s reasonable discretion) “agreement to complete” for the benefit of the Trustee executed by such Major Contractor.

Section 4.3. Insufficiency of Available Funds. If at any time prior to Completion, Trustee determines in its reasonable judgment that the remaining undisbursed portion of the Available Funds in the PIP Pledged Account is insufficient (for any reason) for Completion (including any actual or projected cost overruns) in accordance with the Approved Renovation Budget and Attachment B to the Franchise Agreement, and otherwise fully fund the costs of the Renovations under the Approved Renovation Budget, Borrower shall, within five (5) Business Days after receipt of written notice thereof (including a statement of the basis for such insufficiency) from Trustee, deposit into the PIP Pledged Account such sums of money in cash as may be required to eliminate such insufficiency.

Section 4.4. Authorized PIP Disbursements. Borrower hereby irrevocably authorizes Trustee, at the option of Trustee, to direct the Depository Bank to make disbursements from Available Funds within the Pledged Account directly to the Title Company or to any contractor, subcontractor or material supplier furnishing labor, services or materials in or to the Property for any amounts due them in connection with the Renovations which are the subject of such disbursement, unless Borrower provides Trustee five (5) Business Days prior written notice of the existence of a dispute as to the proper amount due such Person and bonds off any filed claim of lien arising in connection therewith. No further authorization from Borrower shall be necessary for Trustee to authorize such direct disbursements, and all such authorized disbursements shall satisfy pro tanto the obligation of Trustee hereunder. The foregoing authorization shall not constitute an obligation of Trustee to authorize any such direct disbursements.

Section 4.5. Disbursements Do Not Constitute Waiver. No waiver by Trustee of any condition to a particular approval of disbursement of Available Funds from the PIP Pledged Account shall constitute a waiver of any of the conditions to any other approval of disbursement of Available Funds from the PIP Pledged Account, or any other rights Trustee may have hereunder.

Section 4.6. Disbursements to Guarantor. If Guarantor and/or Operator proceed with Completion of the Renovations in accordance with the Guaranty, then, notwithstanding any acceleration of the Loan as a result of an Event of Default and/or exercise of any rights and remedies by Trustee hereunder or under the other Loan Documents, Trustee agrees to approve disbursement of Available Funds from the PIP Pledged Account up to the remaining Available Funds on deposit therein to Guarantor, subject to, and in accordance with, the terms of this Agreement, provided that Guarantor shall fully observe and perform the obligations of Borrower hereunder with respect to the fulfillment of the conditions to disbursement of Available Funds from the PIP Pledged Account.

Section 4.7. Project Fees. No development fee, construction fee, or any other fee of any kind related to the Renovations and/or the Property shall be payable to Borrower, Guarantor, or any Affiliate or Interest Owner, except for fees payable to Manager under the Management Agreement.

ARTICLE 4A

REQUIREMENTS AND CONDITIONS FOR APPROVAL OF DISBURSEMENT OF FUNDS ON DEPOSIT IN THE FF&E PLEDGED ACCOUNT

Section 4A.1 Requirements and Conditions. The obligation of Trustee to approve any request for disbursement of funds on deposit in the FF&E Pledged Account is subject to Borrower’s satisfaction of the following requirements and conditions:

Section 4A.2 Disbursement Requests. Approval of disbursements from the FF&E Pledged Account shall be made only upon the receipt by Trustee, at least ten (10) Business Days prior to the date funding is being requested, of a requisition therefor executed by an Authorized Borrower Representative and approved by Trustee, and upon satisfaction of the conditions precedent set forth in this Article 4A, and in accordance with the following procedures:

Section 4A.3 Requisition. Borrower may requisition funds on deposit in the FF&E Pledged Account not more frequently than once per calendar month during the period from the date of Completion through the Maturity Date by completing, executing and delivering simultaneously to Trustee the following documents, forms for which are attached hereto as Exhibit C (which may be modified from time to time by Trustee) and made a part hereof by this reference:

(i) a form of requisition from Borrower to Trustee requesting the amount of the particular disbursement;

(ii) a completed form of disbursement request summary certified to Trustee;

(iii) copies of invoices and other documents to support the amount of FF&E contained in the request for disbursement; and

(iv) if applicable, a letter authorizing transfer of the requisitioned funds from the FF&E Pledged Account to the bank account from which Borrower shall disburse such funds.

Trustee shall not be obligated to authorize disbursements from the FF&E Pledged Account (i) except in accordance with the Approved Annual Budget and/or (ii) to reimburse Borrower for the costs of routine maintenance to the Property or for costs which are to be reimbursed from funds on deposit in the PIP Pledged Account.

Section 4A.4 Property Matters. Borrower shall include with each requisition a certificate of Borrower certifying to Trustee:

(i) that all outstanding claims for the FF&E contained in such requisition have been paid or shall be paid upon receipt of the funds requested to be disbursed from the FF&E Pledged Account;

(ii) that there are no liens outstanding against the Property except for the lien of the Indenture, other liens permitted hereunder or under the terms of the Indenture, inchoate liens for property taxes not yet due, and liens being contested in compliance with the provisions of this Agreement and/or the Indenture;

(iii) that (i) Franchisor has received all information with respect to such FF&E required to be provided to Franchisor under the Franchise Agreement, and (ii) any approval required to be given by Franchisor in connection with such FF&E has been received by Borrower; and

(iv) that all FF&E acquired and installed at the Property which is contained in such requisition for disbursement of funds from the FF&E Pledged Account has been installed in a workmanlike manner substantially in accordance with applicable Laws; and

(v) that copies of all bills or statements for expenses for which the disbursement of funds from the FF&E Pledged Account is requested are attached to such request for the disbursement of such funds, and that no such bills or statements are dated more than ninety (90) days prior to the date of the requisition.

Section 4A.5 Partial Approval. If any portion of a requisition for a disbursement of funds from the FF&E Pledged Account is not approved by Trustee for any reason, but the remainder of such requisition is approved, then Trustee shall fund the approved portion of such requisition, in accordance with the terms and subject to the conditions of this Article 4A.

Section 4A.6 No Determination of Insufficiency of Funds. Trustee shall not have made a determination, in its sole judgment, that (i) the amount of the requested disbursement of funds from the FF&E Pledged Account is greater than the funds on deposit in the FF&E Pledged Account and/or (ii) the amount of remaining funds on deposit in the FF&E Pledged Account are insufficient to fund FF&E requirements set forth in the Approved Annual Budget. In either such event, no disbursement of funds from the FF&E Pledged Account shall be disbursed until additional funds have been deposited by Borrower into the FF&E Pledged Account as required by Section 4A.6 below.

Section 4A.7 Conditions to Disbursements from FF&E Pledged Account. The obligation of Trustee to approve any request for disbursement of funds from the FF&E Pledged Account shall be subject to satisfaction of the following requirements and conditions:

(a) Borrower shall have submitted a complete and fully executed requisition, duly approved and certified as provided in Section 4A.1 hereof, at least ten (10) Business Days prior to the requested date of disbursement of funds from the FF&E Pledged Account;

(b) If required by Trustee, Trustee shall have received an endorsement to the Title Policy, indicating that there has been no change in the status of title of the Property and containing no exceptions not theretofore approved by Trustee;

(c) No Event of Default, nor any event or state of facts which with notice or passage of time or both would constitute an Event of Default, shall then exist;

(d) The representations and warranties made in this Agreement and the other Loan Documents shall be true, correct, and complete on and as of the date of the advance with the same effect as if made on such date;

(e) Trustee shall have received evidence, satisfactory to Trustee in its sole discretion, that (i) Franchisor has received all information with respect to the FF&E required to be provided to Franchisor under the Franchise Agreement, and (ii) any approval required to be given by Franchisor in connection with such FF&E has been received by Borrower; and

(f) The date of the requisition is after the date of Completion.

Section 4A.8 Major Contracts. In addition to all other conditions set forth in this Article 4A, Trustee shall not be obligated to approve disbursement of funds from the FF&E Pledged Account for FF&E under any Major Contract which has not previously been approved by Trustee, which approval may be conditioned upon Trustee’s receipt of a satisfactory (in Trustee’s reasonable discretion) “agreement to complete” for the benefit of the Trustee executed by such Major Contractor.

Section 4A.9 Insufficiency of Funds in FF&E Pledged Account. If at any time during the term of this Agreement, Trustee determines in its reasonable judgment that the funds on deposit in the FF&E Pledged Account are insufficient for the FF&E set forth in the Approved Annual Budget, Borrower shall, within five (5) Business Days after receipt of written notice thereof (including a statement of the basis for such insufficiency) from Trustee, deposit into the FF&E Pledged Account such sums of money in cash as may be required to eliminate such insufficiency.

Section 4A.10 Authorized FF&E Disbursements. Borrower hereby irrevocably authorizes Trustee, at the option of Trustee, to direct the Depository Bank to make disbursements from funds on deposit in the FF&E Pledged Account directly to the Title Company or to any contractor, subcontractor or material supplier furnishing labor, services or materials in or to the Property for any amounts due them in connection the FF&E which is the subject of such disbursement, unless Borrower provides Trustee five (5) Business Days prior written notice of the existence of a dispute as to the proper amount due such Person and bonds off any filed claim of lien arising in connection therewith. No further authorization from Borrower shall be necessary for Trustee to authorize such direct disbursements, and all such authorized disbursements shall satisfy pro tanto the obligation of Trustee hereunder. The foregoing authorization shall not constitute an obligation of Trustee to authorize any such direct disbursements.

Section 4A.11 Disbursements Do Not Constitute Waiver. No waiver by Trustee of any condition to a particular approval of disbursement of funds from the FF&E Pledged Account shall constitute a waiver of any of the conditions to any other approval of disbursement of funds from the FF&E Pledged Account, or any other rights Trustee may have hereunder.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Section 5.1. Representations. Borrower represents and warrants to Trustee as of the date hereof, and, except for those representations and warranties that relate to a specific date, shall be deemed to represent and warrant as of the date it submits any request to Trustee for disbursement of funds from the PIP Pledged Account and/or the FF&E Pledged Account unless modification thereof has been approved in writing by Trustee, that:

(a) Other Loan Documents. All representations and warranties made by Borrower, Operator and/or Guarantor in the Loan Documents are true, complete and correct and all information and statements furnished by or on behalf of Borrower, Operator and/or Guarantor in connection with the Loan are true, complete and correct.

(b) Organization of Borrower. Borrower is a duly formed and validly existing limited liability company formed under the laws of the State of Delaware, and in good standing to conduct business in the State of Florida and has all necessary power and authority to consummate the transactions contemplated in this Agreement, the other Loan Documents, and all other agreements and instruments herein mentioned to which Borrower is a party.

(c) Organization of Guarantor. Guarantor is a duly formed and validly existing limited partnership formed under the laws of, and in good standing to conduct business in, the State of Delaware and has all necessary power and authority to consummate the transactions contemplated in the Loan Documents to which Guarantor is a party.

(d) Organization of Operator. Operator is a duly formed and validly existing limited liability company formed under the laws of the State of Delaware, and in good standing to conduct business in the State of Florida and has all necessary power and authority to consummate the transactions contemplated in the other Loan Documents to which Operator is a party.

(e) Organization of Operator Sole Member. Operator Sole Member is a duly organized and validly existing corporation formed under the laws of the State of Delaware, and has all necessary power and authority to consummate the transactions contemplated in the Loan Documents on behalf of Operator, to which Operator is a party.

(f) No Actions. As of the date hereof, except as disclosed to Trustee in writing, there are no actions, suits or proceedings pending, or to the knowledge of Borrower threatened, (i) against or affecting the Property, or (ii) involving the validity or enforceability of the Indenture or any of the other Loan Documents or the priority of the lien thereof, or (iii) against Borrower, Operator, Guarantor or any Interest Owner at law or in equity or before or by any Governmental Authority except actions, suits and proceedings which are fully covered by insurance and as to which Borrower has provided written information satisfactory to Trustee; and neither Borrower, Operator, Guarantor nor any Interest Owner is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority. No petition in bankruptcy has ever been filed by or against Borrower, Operator Guarantor or any Interest Owner and neither Borrower, Operator, Guarantor nor any Interest Owner has ever made any assignment for the benefit of creditors or sought or obtained relief under any other insolvency or other law for the protection of debtors. Neither Borrower, Operator, Guarantor, nor any Interest Owner is the subject of any pending criminal indictment or, to Borrower’s knowledge, investigation, nor has been convicted of any crime.

(g) Statutes, Judgments, etc. There is no judgment, decree or order of any court or governmental agency, nor is there any law, statute, rule or regulation, binding on Borrower, Operator, Guarantor or any Interest Owner which would be contravened by the execution, delivery, or performance of this Agreement or the other Loan Documents, or the Renovations.

(h) Status of Borrower, Operator and Guarantor. No breach, default, or event has occurred under the limited liability company operating agreement or limited partnership agreement of the Borrower, or, to Borrower’s knowledge, Operator or Guarantor, as applicable, which could adversely affect the status of Borrower, Operator or Guarantor. There are no agreements relating to the ownership of the interests in Borrower, Operator or Guarantor, voting control of such interests, or any other right, title or interest therein, other than the aforementioned documents, true and complete copies of each of which has previously been provided to Trustee. The Guarantor is the sole member of the Borrower, the sole shareholder of Operator Sole Member, which is the sole member of the Operator. MHI is the sole general partner and the 60.1% limited partner of the Guarantor.

(i) Renovations. The work constituting the Renovations complies in all material respects with the Hilton Franchise Agreement and the Franchise Agreement and all applicable restrictive covenants, zoning ordinances, environmental regulations and controls, and other requirements and regulations of Governmental Authorities having jurisdiction over the Property. The Renovations have been approved by the Franchisor, Hilton and all Governmental Authorities to which such Renovations are required to be submitted, and said approvals are unappealed, not subject to appeal, and have not been withdrawn. Upon Completion in accordance with the Approved Renovation Budget and Attachment B to the Franchise Agreement, the Property will continue to meet, in all material respects, the requirements of the Franchise Agreement and all applicable laws with respect to accessibility to persons with disabilities, including but not limited to the Americans with Disabilities Act.

(j) Contracts. Borrower has not entered into (or assumed) any Major Contract in connection with the Renovations or any contract for the delivery of architectural, engineering, or other professional services in connection with the design and engineering of the Renovations, except those which Borrower has provided complete and accurate copies to Trustee.

(k) Taxes. All federal, state and material local tax returns and reports of Borrower, Operator and Guarantor required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon Borrower, Operator and Guarantor and their respective properties, assets, income and franchises which are due and payable have been paid in full. Borrower, Operator and Guarantor each maintains adequate reserves and/or accruals in respect of federal, state and local taxes for all fiscal periods, and Borrower does not know of any unpaid assessments for any taxes or any basis therefor.

(l) Business Purpose. The Loan is a commercial loan and is being made solely to acquire or carry on a business, professional or commercial enterprise or activity.

(m) Operating Lease; Management Agreement and Leases. There are no other agreements for the operation, maintenance and management of the Property other than the Operating Lease, the Management Agreement and the Leases.

(n) Nature of Renovations. The Renovations will not require the issuance of a new certificate of occupancy from the applicable Governmental Authority, and the operation of the Property in the ordinary course is permitted during the Renovations, unless there is a change in law during the Renovations (however, such change in law shall not affect Borrower’s obligation to comply with such changed law or Trustee’s right to declare a default hereunder to the extent such change in law results in the same).

(o) Existing Leases. There are no Leases encumbering the Property other than (i) the Sublease (as defined in the SNDA (Cell Tower), (ii) the Sublease (as defined in the SNDA (Restaurant), and (ii) the Operating Lease.

(p) No Default. Neither Borrower, Operator nor Guarantor is in default in the payment of any of its indebtedness or in the performance of any of its material obligations under any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound and no Event of Default has occurred and is continuing. Neither Borrower, Operator nor Guarantor is in default under any order, judgment, award or decree of any court, arbitrator, or Governmental Authority binding on or affecting it or by which any of its assets may be bound or affected, and no such order, judgment, award or decree materially adversely affects the ability of Borrower, Operator or Guarantor to carry on its business as now conducted or the ability of Borrower, Operator or Guarantor to perform their respective obligations under this Agreement and/or the other Loan Documents.

(q) Cost Breakdown. The cost breakdown (in trade breakdown form) for the Renovations delivered by Borrower to Trustee is complete and accurate as of the date hereof based on all information known by Borrower, and Borrower has no knowledge of any material change in the amount shown thereon which is likely to occur.

(r) Financial Statements. The financial statements of Borrower, Operator and Guarantor heretofore delivered to Trustee are (1) complete and accurate in all material respects as of the date and for the periods specified in such statements, (2) have been prepared in accordance with generally accepted accounting principles and consistently applied, and (3) fairly present in all material respects, on a consolidated basis, the financial condition of Borrower, Operator and Guarantor as of the date thereof. No material adverse change has occurred in the financial condition of Borrower, Operator and/or Guarantor reflected in such financial statements since the date thereof.

(s) No Zoning Violation. During the course of the Renovations and upon Completion thereof, the Property shall not violate, in any material respect, any zoning or other ordinance, regulation or law, restrictive covenant or agreement applicable to the Property and/or the Borrower, unless there is a change in law (however such change in law shall not affect Borrower’s obligations to comply with such changed law or Trustee’s right to declare a default hereunder to the extent such change in law results in the same).

(t) Permits and Approvals. Prior to the commencement of the Renovations, all necessary permits and approvals shall have been obtained with respect to the Renovations, if any. There are no structures currently located on the Land which are registered as being of historic, cultural or architectural significance, nor is the Land located within a district registered as having such significance and no landmark, historic preservation or other similar approvals are required in connection with the Renovations.

(u) Construction. As of Closing, Borrower has not commenced any construction, grading or other work with respect to the Renovations that would entitle any third party to assert a mechanics’ or materialmen’s lien or any similar claim against the Property. Borrower shall provide such mechanics’ lien waivers, indemnifications or other undertakings as may be required by the Title Company in order for the Title Company to issue Trustee’s title insurance policy (including any endorsements thereto) without exception as to mechanics’ liens.

(v) Flood Insurance. Borrower has in place the flood insurance required pursuant to Article 7 below.

(w) ERISA. Neither Borrower nor any Affiliate is (i) a party in interest as defined in Section 3(14) of ERISA, or a disqualified person, as defined in Code Section 4975(e)(2) with respect to the Trust or the Participating Plans, or (ii) an entity the assets of which are deemed to include plan assets pursuant to Department of Labor regulation Section 2510.3-101.

(x) Brokers – Loan. Borrower has not retained any broker in connection with the Loan. Except for Persons engaged by Trustee or Advisor, neither Trustee nor Advisor shall be obligated to pay any brokerage fee, commission, finder’s fee or other similar charge arising from the entry into this Agreement or any other matter related thereto and Borrower agrees to indemnify and hold harmless (and, at the election of any one or more of such persons, defend such person), Trustee and Trustee’s Advisor from and against any loss, expense or liability arising from any such claim.

(y) Material Facts. Neither this Agreement (including the exhibits hereto) nor any of the other Loan Documents nor any other document, financial statement, credit information, certificate, opinion, report, schedule or statement furnished to Trustee by Borrower, or any of its Affiliates contains, or will contain, any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statements herein or therein not misleading in light of the circumstances under which made.

(z) Full Disclosure. Unless disclosure to Trustee is prohibited under applicable federal securities laws, there is no fact which either Borrower has not disclosed to Trustee in writing which materially and adversely affects, nor so far as Borrower can now foresee, is reasonably likely to affect materially and adversely the business, prospects or condition (financial or otherwise) of Borrower or Guarantor, the acquisition of the Property or the Completion of the Renovations.

(aa) Hilton Franchise Agreement. The Hilton Franchise Agreement is in full force and effect, no event of default has occurred thereunder, nor has any event occurred which, but for the passage of time, would constitute an event of default thereunder. The Hilton Franchise Agreement will terminate on or prior March 30, 2006.

(bb) Franchise Agreement. The Franchise Agreement has been executed by all parties thereto and will commence on or prior to March 30, 2006, but in no event later than the date of termination of the Hilton Franchise Agreement.

Section 5.2. Compliance with Anti-Terrorism Laws.

5.2.1. The following terms shall have the meanings set forth in this subsection when used in this Section:

“Anti-Terrorism Law” means any law, rule or regulation relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.”

“Prohibited Person” means any person or entity:

(i) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii) owned or controlled by, or acting for or on behalf of, any person or entity listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii) with whom Trustee is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v) named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.qov/ofac/tllsdn.pdf, or at any replacement website or other official publication of such list; or

(vi) who is affiliated with a person or entity described in clauses (i)-(v) of this definition.

“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

5.2.2. Borrower represents, warrants, covenants and agrees that:

(a) Neither Borrower, Operator, Guarantor nor any Affiliate is or will be in violation of any Anti-Terrorism Law;

(b) Neither Borrower, Operator, Guarantor, any Affiliate, any of their respective brokers, nor any other agent of the foregoing acting or benefiting in any capacity in connection with the Loan is or will be a Prohibited Person;

(c) Neither Borrower, Operator, Guarantor, any Affiliate, any of their respective brokers, nor any other agent of the foregoing acting or benefiting in any capacity in connection with the Loan (i) conducts or will conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deals in or will deal in any property or interests in property blocked pursuant to Executive Order No. 13224 (or otherwise engages, or will engage in any transaction related thereto); or (iii) engages in or will engage in (or conspires, or will conspire to, engage in) any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, except for room rentals to Persons not known to Borrower, Operator or Guarantor, or any Affiliate of the foregoing, to be a Prohibited Person;

(d) Borrower shall deliver to Trustee any certification or other evidence requested from time to time by Trustee in its sole discretion, confirming Borrower’s compliance with this Section; and

(e) To the extent a transfer of the Property or any interest therein is otherwise permitted, Borrower shall not transfer the Property or such interest (i) to any person controlled by, controlling or under common control with a Prohibited Person, or (ii) in violation of any Anti-Terrorism Law, and Borrower shall provide a certification and indemnification to Trustee (in form and content acceptable to Trustee) to such effect in connection with any transfer of the Property or such interest.

Any breach of the foregoing representations, warranties, covenants and agreements of Borrower shall constitute an immediate Event of Default hereunder and each other Security Document. Borrower hereby agrees to indemnify Trustee against (and hold Trustee harmless from) any losses suffered and/or expenses incurred by Trustee arising out of or otherwise related to a breach of this Section by Borrower or any person controlled by, controlling or under common control with Borrower.

Section 5.3. Acknowledgment of Trustee’s Reliance. All representations, warranties, covenants and agreements made in this Agreement, the other Loan Documents and in any other certificate or document delivered to Trustee by or on behalf of Borrower, Guarantor or any Affiliate pursuant to this Agreement or the other Loan Documents shall be deemed to have been relied upon by Trustee notwithstanding any investigation heretofore or hereafter made by Trustee or on its behalf, and shall survive the making of any and all disbursements contemplated by this Agreement and shall continue in full force and effect as long as any amount remains owing to Trustee under this Agreement or under any of the Loan Documents. Borrower acknowledges that the performance by Trustee of its obligations under this Agreement is intended to be in reliance upon the performance of each and every agreement, term and condition contained in this Agreement and upon the truth and accuracy of each of the representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing to Trustee.

Section 5.4. Requisitions. Each requisition for a disbursement of funds from the PIP Pledged Account and/or the FF&E Pledged Account shall constitute an affirmation that, to the knowledge of Borrower, the representations and warranties of Borrower set forth herein are true and correct as of the date of such requisition, except for those representations and warranties that relate to a specific date.

ARTICLE 6

COVENANTS

Section 6.1. General. Borrower covenants and agrees that, so long as any portion of the Loan or other sum due under the Loan Documents has not been paid in full to Trustee, Borrower shall observe, or cause to be observed, each of the covenants contained in this Agreement. To the extent that any covenant contained in this Agreement requires Borrower to cause Operator to take or refrain from taking any action, such covenant shall be only be interpreted to obligate Borrower to cause or prevent such action to the extent within Borrower’s control, however, Borrower acknowledges that Guarantor has executed the joinder attached to the foot of this Agreement, in which Guarantor agrees to cause Operator to comply with the covenants of this Agreement to the extent Operator’s compliance with the same is required to satisfy Borrower’s compliance with such covenant, and that any failure of Guarantor to cause Operator to comply with any such covenants shall be a default or Event of Default hereunder, as the circumstances so require.

Section 6.2. Renovations. Borrower shall commence on the Commencement Date and shall cause the Completion of the Renovations in accordance with Attachment B to the Franchise Agreement, the Approved Renovation Budget, and all applicable Laws on or before the Required Completion Date, free and clear of all liens other than the Indenture and all other title encumbrances other than the Permitted Encumbrances (as defined in the Indenture).

Section 6.3. Labor.

6.3.1. Construction Labor Covenant. Borrower agrees that all construction on the Property, including, but not limited to the Renovations, (i) shall be performed solely by contractors and sub-contractors employing craft workers represented by unions affiliated with the local and/or national Building and Construction Trades Council, AFL-CIO, and/or The Building and Construction Trades Department, AFL-CIO, and (ii) all such employment shall conform to traditional craft jurisdictions in the area (collectively, the “Construction Labor Covenant”). If any such construction uses components that are fabricated off-site (e.g., EIFS or brick panel systems), the components must be fabricated in a union-signatory plant and must be delivered to the construction site by a union-signatory transportation company. Borrower shall (i) include the Construction Labor Covenant in each contract entered into by Borrower in connection with any construction on the Property, including, but not limited to, the Renovations, and (ii) include in each contract entered into by Borrower in connection with any construction on the Property, including, but not limited to, the Renovations, a requirement that each such contracting party include the Construction Labor Covenant in each of its subcontracts. Borrower shall be obligated to provide such evidence as Trustee may require, from time to time during the course of any construction on the Property, including, but not limited to, the Renovations, that the Construction Labor Covenant is being fully and faithfully observed and Borrower shall include the obligation to provide such evidence in each contract entered into by Borrower in connection with any construction on the Property, including, but not limited to, the Renovations. In any lease of commercial space in the Property entered into after the date hereof, Borrower shall include or shall cause to be included the Construction Labor Covenant and a requirement that the Construction Labor Covenant be included in any contracts with any contractors and sub-contractors in connection with the construction or renovation of any part of the Property or any other improvements required or permitted to be performed by the tenant under such lease. In addition, if pursuant to the Loan Documents casualty insurance proceeds or condemnation awards are permitted to be applied to reconstruction, replacement or repair of the Improvements, Borrower shall be obligated to cause the Construction Labor Covenant to be observed with respect to such reconstruction, replacement or repair.

6.3.2. Jurisdictional Disputes. As part of the Construction Labor Covenant, Borrower shall require all contractors and subcontractors of whatever tier to agree to submit all construction trades jurisdictional disputes to final and binding arbitration through the procedures of the “Plan for the Settlement of Jurisdictional Disputes in the Construction Industry” as jointly established and administered by the Building and Construction Trades Department of the AFL-CIO and various construction industry employer associations. If any such dispute cannot be so resolved through such Plan, then all contractors and subcontractors of whatever tier shall agree to submit such dispute to final and binding arbitration through the procedures established and administered by the American Arbitration Association in conformity with such organization’s Commercial Arbitration Rules, Expedited Procedures and with an experienced labor arbitrator who is a member of the National Academy of Arbitration.

6.3.3. Operating Labor Covenant. All services for operation, repair and maintenance of the Property, including, but without limitation, under the Operating Lease and/or the Management Agreement, either (i) shall be provided by contractors whose employees are represented by unions affiliated with the AFL-CIO, or (ii) if Borrower, Operator or Manager chooses to directly provide any such Renovations or property operation, repair and maintenance services (exclusive of building trades work), and the employees providing such services are not within a collective bargaining unit represented by an AFL-CIO affiliated union, Borrower, Operator or Manager shall enter into an agreement with an appropriate AFL-CIO union providing for: (x) employer neutrality with respect to organizing efforts among such employees; and (y) voluntary recognition based on majority employee support, as evidenced by signed authorization cards (collectively, the “Operating Labor Covenant”).

6.3.4. Compliance with Laws. As part of the Construction Labor Covenant and the Operating Labor Covenant, Borrower shall observe, and shall require all contractors and subcontractors performing work on the Property to observe, all local, state and national laws (including, but not limited to, those labor and employment laws pertaining to equal employment opportunity, insurance, wages and overtime, union organizational rights and occupational safety and health).

6.3.5. Acknowledgment of Materiality and Trustee’s Reliance. Borrower acknowledges that acceptance of the obligations expressed in this Section 6.3 (collectively, the “Labor Covenant”) is a material inducement to Trustee’s willingness to make the Loan and Trustee would not have made the Loan without the Labor Covenant. All representations, warranties, covenants and agreements made in this Section 6.3 shall be deemed to have been relied upon by Trustee in making the Loan and Borrower acknowledges that Trustee’s election to make the Loan is intended to be in reliance upon the performance of each and every agreement, term and condition contained in this Section 6.3.

Section 6.4. Approval of Change Orders. During the prosecution of the Renovations, Borrower shall not permit any deviations from or amendments or change orders to (i) the Approved Renovation Budget and/or (ii) Attachment B to the Franchise Agreement, and/or (iii) any contract or purchase order relating to the Renovations (collectively, a “Change Order”) without the prior written consent of Trustee, excepting only Change Orders for changes which (a) do not (1) materially alter the scope, quality, configuration of the Renovations, and (2) result in the cost of the Renovations, in the aggregate, exceeding the amount therefor set forth in the Approved Renovation Budget or (b) do not increase the cost of the Renovations by more than (1) Twenty-Five Thousand Dollars ($25,000.00) with respect to any one item or (2) Fifty Thousand Dollars ($50,000.00) in the aggregate for all changes in excess of the amount therefor set forth in the Approved Renovation Budget, provided Borrower shall (y) contemporaneously therewith deposit into the PIP Pledged Account an amount sufficient to cover such increase(s), and (z) promptly provide to Trustee copies of all Change Orders, whether or not Trustee’s consent thereto is required. Trustee shall not, in any event, be required to review any proposed change unless Trustee has received all documents necessary, in Trustee’s judgment, to review such Change Order, including the proposed Change Order, cost estimates, revisions to the Approved Renovation Budget and/or Attachment B to the Franchise Agreement, and evidence that all other persons whose consent to such change is required, including, but not limited to the Franchisor and any Governmental Authorities, have consented thereto.

Section 6.5. Operating Lease; Management Agreement; Leases; Service Contracts. On or before the Closing, Borrower shall enter into the Operating Lease with Operator, and Operator shall cause the Property to become subject to the Management Agreement with Manager for the operation and management of the Property, each in the form previously approved by Trustee. All agreements with Affiliates and Manager shall provide for fees that are no greater than the market rate charged by third parties for the delivery of comparable services. Any Lease entered into on or after the date hereof shall include such provisions as Trustee may require with respect to (i) UBIT, (ii) ERISA, and (iii) the Labor Covenant, and upon any material amendment to any Lease in existence as of the date hereof, such Lease shall also be amended to include such provisions as Trustee may require with respect to (i) UBIT, (ii) ERISA, and (iii) the Labor

Covenant. The Operating Lease and the Management Agreement shall each provide that it shall be terminable, with or without cause, upon thirty (30) days’ notice from Trustee, upon an Event of Default. Trustee agrees that in the event it elects to terminate either the Management Agreement or the Operating Lease, Trustee shall be obligated to concurrently terminate the other agreement; provided, however, that if Trustee forecloses on the lien of the Indenture and takes possession of the Property, Manager shall be required, at the option of Trustee, to continue to manage the Property for a transition period of up to 30 days provided Trustee agrees to pay to Manager the Base Management Fee (as defined in the Management Agreement) for such transition period. Borrower shall not enter nor shall it permit Operator or Manager to enter into any leases (or any other agreements by which title is not unconditionally vested in Borrower, Operator and/or Manager, as applicable) for equipment, furniture or any other personal property to be used in the operation of the Property without Trustee’s express prior written approval.

Section 6.6. Notices. Borrower shall promptly give written notice to Trustee of all (i) litigation, regardless of amount, affecting Borrower, Operator, Manager or any Guarantor, to the extent that such litigation would in any manner adversely affect the financial condition of Borrower, Operator, Manager or Guarantor, Completion or the operation of the Property or any portion thereof, (ii) complaints and charges made by any Governmental Authority relating to the Property or which may or could substantially delay Completion or require substantial changes in the Renovations, or otherwise impair the security of Trustee and/or (iii) notices provided by Franchisor to Borrower, Operator and/or Manager under the Franchise Agreement.

Section 6.7. Further Assurances. Upon request by Trustee, Borrower shall do any act or execute any additional documents (including, but not limited to, security agreements and financing statements on any personalty owned by Borrower and with respect to which a security interest is granted under the Indenture or any other Loan Document) as may be reasonably required by Trustee to confirm the lien and security interest granted under the Indenture or any of the other Loan Documents, or to comply with any of the conditions or requirements contained in any other Loan Document.

Section 6.8. Deviations. Borrower shall, upon demand by Trustee, commence and proceed promptly and diligently to correct any departure from the Approved Renovation Budget and in Attachment B to the Franchise Agreement not approved by Trustee. Trustee shall determine in its reasonable discretion whether Borrower is acting promptly and diligently. The disbursement of any funds on deposit in the PIP Pledged Account shall not constitute a waiver of Trustee’s right to require compliance with this covenant with respect to any such defects or material departures from the Approved Renovation Budget and/or Attachment B to the Franchise Agreement.

Section 6.9. Government Regulations; Agreements. Borrower shall comply at all times in all material respects with (a) all applicable building restrictions, zoning ordinances, building codes, fire codes, environmental protection requirements and other governmental regulations applicable to the Property and/or the Renovations and (b) all agreements binding upon Borrower or the Property, including all recorded covenants and restrictions, if any. Borrower shall (x) maintain, or cause to be maintained, the Operational Licenses, and (y) take all steps necessary to keep the Operational Licenses in full force and effect. Borrower shall provide to Trustee copies of all notices received by Borrower with respect to the Operational Licenses.

Section 6.10. Fees; Indemnification of Trustee. Borrower shall pay all commitment fees and inspection fees of Trustee, including, without limitation, the Administrative Fee and all reasonable expenses involved in perfecting the lien status or priority of the collateral for the Loan and all other expenses of Trustee directly related to the Loan or the protection and preservation of Trustee’s lien on, or security interest in the Property or any other collateral, including recording fees and taxes, tax, title and lien search charges, title insurance charges, architects, engineers and attorney’s fees, real property taxes and insurance premiums. Borrower shall also indemnify, defend and hold Trustee and its respective officers, employees and agents harmless from, any loss, or liability on account of any claim by any party arising out of the Loan or Trustee’s interest in or lien upon the Property.

Section 6.11. Document Obligations. Borrower shall fulfill all conditions and perform all of the terms and conditions of this Agreement, the Note, the Indenture and of all the other Loan Documents.

Section 6.12. Borrowings.

6.12.1. Borrower shall not create, incur, assume or suffer to exist any liability for borrowed money, either directly, indirectly, contingently or otherwise, or for any obligation of any person, firm, or corporation, by guarantee, endorsement or otherwise, except with the prior written consent of Trustee.

6.12.2. Borrower shall not lend money to any person, except with the prior written consent of Trustee.

Section 6.13. Other Businesses. Borrower shall not engage in the ownership, management or operation, directly or indirectly, of any business other than the ownership, management and operation of the Property. Without limiting the generality of the foregoing, Borrower specifically represents, covenants, warrants and agrees that: (i) Borrower does not and shall not own any asset or property other than the Property; (ii) Borrower has not made and shall not make any loans or advances to any third party (including any Affiliate); (iii) Borrower shall not commingle its funds and other assets with those of any Affiliate or any other Person; (iv) Borrower shall not maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other person; and (v) Borrower does not and shall not hold itself out to be responsible for the debts or obligations of any other Person, other than for obligations of Operator pursuant to the Guarantee of Franchise License Agreement dated as of the date hereof issued by Borrower and MHI in connection with the assignment and assumption of the Hilton Franchise Agreement by Prior Operator and Operator, respectively.

Section 6.14. Continued Existence. Borrower shall maintain its existence as a limited liability company in good standing under the laws of the State of Delaware and its qualification to conduct business in the State of Florida, and shall not enter into any agreement which would conflict with or result in a breach of any of the terms, conditions or provisions of, or which would constitute a default under this Agreement or any of the other Loan Documents. Borrower shall (to the extent within Borrower’s control) cause Operator to maintain Operator’s existence as a limited liability company in good standing under the laws of the State of Delaware and Operator’s qualification to conduct business in the State of Florida, and shall not permit (to the extent within Borrower’s control) Operator to enter into any agreement which would conflict with or result in a breach of any of the terms, conditions or provisions of, or which would constitute a default under this Agreement or any of the other Loan Documents.

Section 6.15. Transfer. The direct or indirect sale, transfer, assignment, conveyance or further encumbrance of the Property, or any part thereof, or any interest therein (including any direct ownership interest in Borrower, Operator and/or Operator Sole Member, the issuance of any new ownership interest in Borrower, Operator and/or Operator Sole Member, or the sale or transfer of the general partner interest in Guarantor) is prohibited without Trustee’s prior written consent in its sole and absolute discretion.

Section 6.16. Financing Publicity. Borrower shall cooperate with Trustee and its advisors and consultants with respect to any publicity relating to the Loan and/or the Renovations and Borrower shall not schedule any publicity-related events relating thereto without notification to Trustee. Trustee shall have the right to participate in any such publicity-related events. Trustee shall also have the right to obtain publicity in connection with the Loan and/or the Renovations through press releases and participating in such events as reopening ceremonies; provided that (a) nothing herein shall limit or restrict Borrower or Borrower’s Affiliates from issuing press releases relating to the financing or disclosing the financing in connection with information provided to shareholders of Borrower or Borrower’s Affiliates, analysts and others or in compliance with Borrower’s or Borrower’s Affiliates’ disclosure obligations under the federal securities laws without providing such prior notification to Trustee, and (b) prior to Trustee making any such press releases or making its own publicity, but excluding any disclosures by Trustee to the Participating Plans, Trustee shall first notify Borrower providing the text of such press release or a summary description of the publicity, and, if the timing of such press release or publicity may, in the reasonable opinion of Borrower’s or Borrower’s Affiliates’ counsel, violate or cause any violation of federal securities laws, then, upon request, Trustee shall refrain from issuing such press release or making such publicity until such time as counsel deems such activity not in violation of such laws. Borrower shall not disclose to any third persons or to the public the terms of the Loan Documents without Trustee’s prior written consent.

Section 6.17. ERISA. Neither Borrower, Guarantor nor any Affiliate shall become at any time during the term of the Loan parties in interest under ERISA Section 3(14) or disqualified persons under Code Section 4975(e)(2) with respect to the Trust or the Participating Plans and neither Borrower, Guarantor nor any Affiliate shall take any action, including but not limited to, any transfer or encumbrance otherwise permitted under this Agreement, that would cause the Loan or the exercise by Trustee of any rights under the Loan Documents to be a non-exempt prohibited transaction under ERISA. Borrower shall protect, indemnify, defend and save harmless Trustee and its respective officers, employees and agents against and from any and all liabilities, suits, actions, claims, demands, losses, expenses and costs of every kind and nature (including attorneys’ fees) incurred by, or asserted or imposed against, Trustee and its officers, agents or employees, by reason of, or arising out of, any breach of the covenants in this Section or any representation or warranty with respect to ERISA being false or misleading in any material respect on the date as of which the same was made or deemed to have been made.

Section 6.18. UBIT. Each Lease for commercial space entered into on or after the date hereof with respect to the Property, shall include such provisions as are necessary, in Trustee’s judgment, to avoid any income therefrom being subject to UBIT, if and when received by Trustee. In addition, Borrower shall not enter into, nor shall it permit Operator to enter into, any Lease (including, without limitation, any license agreement, occupancy agreement or similar agreement) of all or any portion of the Property or execute any amendment of any existing Lease which would give rise to income that would be subject to UBIT, if and when received by the Trustee, including but not limited to any Lease which provides for a rental or other payment for the leasing, use, occupancy or utilization of all or any portion of the Property based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales. In connection with any requested amendment to any existing Lease, Borrower shall include, or shall cause Operator to include, such provisions as Trustee may reasonably request to avoid income from such Lease being subject to UBIT, if and when received by Trustee.

Section 6.19. Leasing and Management; Alterations.

6.19.1. Borrower shall not enter into, nor shall Borrower permit Operator to enter into, any Lease without the prior written consent of Trustee, not to be unreasonably withheld or delayed. Unless approved by Trustee, Borrower shall not amend, modify or terminate, or permit Operator to amend, modify or terminate, any Lease now in existence or hereafter entered into.

6.19.2. The Property shall constantly be operated by Operator pursuant to the Operating Lease and managed by Manager pursuant to the Management Agreement. Borrower shall observe and comply with all of the terms and conditions of the Operating Lease and all of the terms and conditions of this Agreement with respect thereto. Borrower acknowledges and agrees that any abatement of rent afforded Operator under the Operating Lease shall not affect Borrower’s obligations hereunder or under any of the Loan Documents. Borrower shall cause Operator to observe and comply with all terms and conditions of the Management Agreement, and all of the terms of this Agreement with respect to the Management Agreement. Borrower shall not permit the Operating Lease or the Management Agreement (as to the latter, to the extent that the Management Agreement applies to the Property) to be extended, renewed, amended, restated, supplemented or otherwise modified without the prior written consent of Trustee, not to be unreasonably withheld or delayed. Borrower shall not permit the Operating Lease or the Management Agreement (as to the latter, to the extent the Management Agreement applies to the Property) to be replaced or terminated without the prior written consent of the Trustee. Borrower shall cause the parties to the Operating Lease and the Management Agreement to acknowledge that their rights and interests therein are subordinate to the lien, operation and effect of the Security Documents and shall be terminable by Trustee at Trustee’s election upon acquisition of the Property by foreclosure, deed in lieu of foreclosure or otherwise. To the extent Operator’s or Manager’s consent is required under the Operating Lease and/or the Management Agreement for any assignment or other transfer of Operator’s and/or Manager’s right, title and interest in, to and under the Operating Lease and/or the Management Agreement (as to the Management Agreement, only to the extent applicable to the Property), Borrower shall not consent, and shall not permit Operator or Manager to consent, to such assignment or transfer without Trustee’s prior written approval. Borrower shall provide to Trustee copies of all notices issued to or by Borrower, Operator and/or Manager under the Operating Lease and/or Management Agreement (as to the Management Agreement, only those which are related to the Property), as well as copies of all reports delivered to or by Borrower, Operator and/or Manager (as to the Management Agreement, only those which are related to the Property).

6.19.3. Borrower shall not (i) seek, nor voluntarily suffer, any change in the nature of the permitted uses of the Property, in whole or in part, or (ii) change the use of the Property from that of a hotel and ancillary uses related thereto, without Trustee’s prior written consent.

6.19.4. Subject to the prosecution of the Renovations, Borrower shall (a) keep and maintain, or cause to be kept and maintained, the Property in good condition (normal wear and tear excepted), repair and working order and supplied with all necessary equipment; (b) effect such repairs of the Property as may be reasonably required; (c) from time to time make all needed and proper replacements to the Property so that the Property will at all times be in good condition as a first-class, full service hotel, in accordance with, but not limited to, the Franchise Agreement and without regard to whether funds on deposit in the FF&E Pledged Account are sufficient to cover such replacements; (d) not permit, commit or suffer any waste of the Property; (e) not sell, abandon, assign, lease (except as otherwise provided in this Agreement), transfer, encumber (except for the Permitted Encumbrances) or otherwise dispose of any or all of the Property or any interest therein, except as otherwise permitted in the Loan Documents, without, in each instance, obtaining Trustee’s prior written consent thereto; (f) except for the replacement of fixtures, personal property and nonstructural elements of the Improvements made for the purpose of enhancing the economic viability of the Property by fixtures, personal property and nonstructural elements which are of at least like quality, not permit the removal, demolition or material alteration of any Improvement covered by the lien of this Agreement, without, in each instance, obtaining Trustee’s prior written consent to such alteration, which consent shall be given in Trustee’s sole discretion, and any such approved alteration shall be and become a part of the Property and subject to the lien and security interest of the Indenture unless otherwise agreed to in writing by Trustee; (g) promptly repair, restore, replace or rebuild any part of the Property which may be damaged or destroyed by any Casualty whatsoever or which may be affected by any Condemnation, which is capable of being so repaired, restored or replaced; (h) obey and carry out every covenant, agreement, restriction and encumbrance contained in any document recorded among the Land Records or known to Borrower, which may from time to time be in force and apply to or affect the Property or Borrower’s interest therein, and not use or permit the use of any or all of the Property in contravention thereof; and (l) permit Trustee, and its agents or employees to enter upon and inspect the Property at any reasonable time during normal business hours upon prior written notice to Borrower.

Section 6.20. Obligation to Maintain Financial Records. Borrower shall keep and maintain at all times at the Property or at Borrower’s principal office, true and complete financial books and records of Borrower and Operator prepared in the form(s) required by Section 6.21 below and in accordance with generally accepted accounting principles applied on a consistent basis from year to year, so as to show accurately (in all material respects) and in detail the earnings and expenses of the Property (separate and apart from those of any other property or otherwise) and shall preserve such books and records for at least five (5) fiscal years after the close of the fiscal year to which they relate. Borrower shall permit Trustee or its representatives to examine and/or make copies of such books and records and all supporting vouchers and data at any time during normal business hours at Borrower’s offices or at such other location as the parties may mutually agree upon.

Section 6.21. Financial Reports.

6.21.1. Borrower shall deliver to Trustee:

(a) within 90 days after the end of the fiscal year of MHI, MHI’s consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows showing the financial condition of MHI and its consolidated subsidiaries as of the close of such fiscal year and the results of MHI’s operations and the operations of such subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of MHI and its consolidated subsidiaries on a consolidated basis in accordance with generally accepted accounting principles and consistently applied from year to year;

(b) within 90 days after the end of the fiscal year of MHI, an unaudited consolidated balance sheet and income statement of Borrower and Operator certified by a financial officer of Borrower and Operator, showing the financial condition of each as of the close of such fiscal year and the results of each of their respective operations during such year, together with comparative figures for the immediately preceding fiscal year; and

(c) quarterly financial statements of Borrower and Operator, including a balance sheet, income statement and a certified occupancy report, separately stating the results from operations of the Property, certified by a financial officer of Borrower and Operator, within thirty (30) days following the close of each quarter.

6.21.2. All such financial statements shall be prepared in accordance with generally accepted accounting principles or federal income tax basis of accounting applied on a consistent basis from period to period. Borrower shall concurrently with the delivery of such financial statements also deliver to Trustee a certificate executed by an officer responsible for the preparation of such financial statements that to such officer’s knowledge no Event of Default has occurred and is continuing or, if in the opinion of such officer any (i) such Event of Default shall exist or (ii) event, which, with notice or lapse of time, or both, would constitute an Event of Default, a statement as to the nature and status of such Event of Default or event, which, with notice or lapse of time, or both, would constitute and Event of Default.

6.21.3. If any statement required to be furnished by Borrower to Trustee under this Section is not received within the period set forth above for forwarding it to Trustee, Trustee shall be entitled to obtain an audit report for the Property and such operations activities, prepared at Borrower’s expense by a certified public accountant selected by Trustee; provided, however, that Borrower shall be entitled to a fifteen (15) Business Day notice and cure period before Trustee exercises such remedy; provided, further, however, that if MHI timely files an extension with the United States Securities and Exchange Commission (the “SEC”) for the filing of any such financial statements required to be delivered to Trustee hereunder and filed with the SEC, then, provided no uncured Event of Default exists and no formal investigation of MHI is commenced by the SEC, the rights afforded to Trustee in this Section 6.21.3 shall be tolled until the earlier of (i) the date on which MHI timely files such financial statements with the SEC, in accordance with such extension or (ii) ninety (90) days after the date such financial statement is required to be delivered to Trustee hereunder.

6.21.4. With respect to any Lease entered into on or after the date hereof (subject to the provisions of this Agreement) in which the tenant thereunder is other than a “public company,” and which amount of leased space is greater than or equal to 5,000 square feet, Borrower shall require, or cause Operator to require, such tenant to deliver to Borrower and/or Operator and Trustee annual, audited financial statements of such tenant, certified as true and correct by the chief financial officer(s) of such tenant, in form satisfactory to Trustee, within ninety (90) days after the end of each calendar year.

6.21.5. In addition to meetings to review the annual proposed Budgets, at the request of Trustee, authorized representatives of Borrower shall from time to time, upon reasonable prior written notice, meet with or discuss by telephone conference with one or more representatives of Trustee to consult on the operation of the Property. Trustee’s attendance at any such meetings shall be at Borrower’s cost and expense.

Section 6.22. Annual Budgets. Borrower shall submit an Annual Budget to Trustee for Trustee’s written approval not later than two (2) calendar months prior to the year for which the Annual Budget is submitted. Each such Annual Budget shall be in a form reasonably satisfactory to Trustee and shall set forth in reasonable detail budgeted monthly operating income and monthly operating expenses and other cash expenses for the Property (including without limitation management fees). In the event Trustee reasonably objects to a proposed Annual Budget, Trustee shall advise Borrower of such objections in writing within ten (10) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections), and Borrower shall provide for such Annual Budget to be revised within ten (10) Business Days after receipt of such revisions and resubmit the same to Trustee. Trustee shall advise Borrower in writing of any reasonable objections to such revised Annual Budget within five (5) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections), and Borrower shall provide for such Annual Budget to be revised in accordance with the process described in this Section until Trustee approves an Annual Budget. The initial Annual Budget is approved by Trustee in connection with the closing of the Loan and each such Annual Budget approved by Trustee in accordance with the terms hereof shall be referred to herein as an “Approved Annual Budget.” Until such time that Trustee approves a proposed Annual Budget, the Borrower shall operate on the part of the proposed Annual Budget which is approved, and the disapproved items shall be governed by the like items in the most recently Approved Annual Budget adjusted to reflect changes in the Consumer Price Index – All Urban Consumers for the area in which the Property is located. Without the prior written consent of the Trustee, neither Borrower nor Operator (as to Operator, to the extent within Borrower’s control) shall enter into any contracts or other agreements nor expend any funds not provided for in the Approved Annual Budget that would result in variances from the Approved Annual Budget; provided such limitation shall not apply to expenses for taxes, insurance premiums, utilities or other non-controllable expenses. At the request of Trustee, Borrower agrees to deliver evidence in a form reasonably satisfactory to Trustee that amounts allocated to budgeted expenses have been paid in accordance with the Approved Annual Budget. Borrower shall furnish to Trustee, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower and/or Operator as may be reasonably requested by Trustee, including, without limitation, a comparison of the budgeted income and expenses and the actual income and expenses for a month, quarter and/or year to date for the Property.

Section 6.23. Tax Service. If required by Trustee, in its sole discretion, Borrower shall retain the services of a tax service company to verify annually the status of taxes and assessments for the Property and to contest over-assessments. Borrower shall be responsible for the payment of all costs and fees associated with such service.

Section 6.24. Estoppel Certificates. Borrower shall, within 15 days after Borrower receives a written request therefor from Trustee, certify to Trustee or any Person designated by Trustee, by a writing duly acknowledged, the amount of principal and interest then owing under the Note, as to whether any offset or defense exists against payment of the Loan, and as to any other information reasonably requested by Trustee.

Section 6.25. Franchise Agreement. Borrower shall comply, and shall cause Operator to comply, with the terms and provisions of the Franchise Agreement and shall provide, and shall cause Operator to provide, to Trustee, any notices of default thereunder received by Borrower and/or Operator, from Franchisor.

Section 6.26. Consents. Except as otherwise expressly provided to the contrary herein or in any of the other Loan Documents, whenever Trustee’s consent is required it may be granted or withheld in Trustee’s sole and absolute discretion.

Section 6.27. Liquor License. Borrower shall submit an application for a new liquor license with the applicable Governmental Authority and shall diligently comply with and prosecute all requirements of such Governmental Authority for the issuance of a new liquor license prior to the expiration of the temporary liquor license issued to Borrower at Closing.

ARTICLE 7

INSURANCE

Section 7.1. Types of Insurance.

7.1.1. Casualty. Borrower shall at all times obtain and keep in force such insurance for the benefit of Trustee as Trustee may from time to time specify by written notice to Borrower, including, insurance providing: (i) protection against fire, “extended coverage” and other “All Risk” perils, including, if required by Trustee, earthquake, earth settlement, windstorm/hurricane and/or flood, and (ii) when and to the extent required by Trustee, coverage against any other risks or hazards which now or hereafter are customarily insured against by persons operating properties of like size and type in the locality of the Property, in such amounts and for such periods as Trustee may from time to time require and approve (which insurance shall in any event be in amounts which are not less than one hundred percent 100% of the full replacement cost of replacing the Improvements and personal property included within the Property without deduction for physical depreciation thereof, provided such amount shall prevent the application of any co-insurance provision of the applicable policies, which policies shall also contain a replacement cost endorsement and an agreed amount endorsement). Borrower shall also obtain and keep in force and shall cause Operator to obtain and keep in force, all insurance required to maintain under the Operating Lease.

7.1.2. Builder’s Risk. During the period any construction, including without limitation, the Renovations, is being performed, Borrower shall cause to be obtained and kept in force a completed value “All Risk” Builder’s extended coverage policy (non-

reporting form) in the amount of one hundred percent (100%) of the replacement cost of the Property. This may be provided as a separate policy or as a part of the policy maintained under subsection 7.1.1.

7.1.3. Liability. At all times Borrower shall obtain and keep in force commercial general liability and property damage insurance with a broad form commercial general liability endorsement and a combined single limit of at least Ten Million Dollars ($10,000,000), with an excess liability “umbrella” coverage amount of not less than Fifty Million Dollars ($50,000,000), deleting therefrom any exclusion restricting coverage for contractual obligations for claims occurring on, in or about the Property and adjoining premises.

7.1.4. Worker’s Compensation. Borrower shall (a) during the period any Renovations are being performed, cause each contractor (including Borrower or any Affiliate acting as a contractor or subcontractor) to obtain and keep in force all such worker’s compensation or similar insurance to the fullest extent required under the laws of the State, which insurance shall cover all employees of such contractor and cause each contractor to require its subcontractors of any tier to provide confirmation of adequate workers’ compensation coverage to the fullest extent required under the laws of the State; (b) at all times require the Operator and/or Manager or any other management company to maintain such workers’ compensation coverage to the fullest extent required under the laws of the State; and (c) upon demand by Trustee, provide evidence satisfactory to Trustee that Borrower has complied or cause compliance with this covenant.

7.1.5. Flood Insurance. Borrower shall purchase and keep in force a flood insurance policy satisfactory to Trustee.

7.1.6. Boiler and Machinery. Borrower shall maintain boiler and machinery insurance covering physical damage to the Property and to the major components of any central heating, air conditioning or ventilation systems and such other equipment as Trustee may require. The policy (i) may be purchased as part of the policy maintained under subsection 7.1.1 and (ii) shall be in such amount as Trustee may reasonably require.

7.1.7. Business Interruption. Borrower shall maintain business interruption insurance in an amount equal to not less than twelve (12) months of gross receipts from the Property.

7.1.8. Errors and Omissions. To the extent any architect is engaged in connection with the Renovations, Borrower shall require that such architect maintain errors and omissions or similar coverages in limits and written by companies satisfactory to Trustee in its reasonable judgment.

7.1.9. Other Risks. Borrower shall maintain, or cause to be maintained (by extension, endorsement or separate policy), such other insurance coverages (or terms of coverage), and in such amounts, as may from time to time be required by Trustee in its reasonable judgment.

7.1.10. Other Required Insurance. Borrower shall maintain, or cause to be maintained, such other insurance coverages as may be required of Borrower, Operator and/or Manager under the Franchise Agreement, the Operating Lease, the Management Agreement, the Sublease (as defined in each of the SNDA (Cell Tower) and the SNDA (Restaurant), the Lease (as defined in each of the Assignment of Pavilion Lease, the Assignment of Pier Lease and the Assignment of Strip Parcel Lease) or any other Lease or agreement with respect to the Property.

Section 7.2. Specific Requirements With Respect to Insurance.

7.2.1. Insurance Companies. All insurance required to be carried by Borrower under this Agreement shall be carried with responsible insurance companies selected by Borrower and approved by Trustee, and may be effected by endorsement of blanket insurance policies; provided, however, that (a) any blanket insurance coverage for property insurance shall have an attached schedule of values indicating an insured value of the Property consistent with the limits required under this Agreement; and (b) any blanket insurance coverage for liability insurance shall provide that the limits of coverage for claims at the Property shall not be affected by claims made under such policy at locations other than the Property. All policies of insurance shall be written by companies of recognized standing which are authorized to do business in the State having a rating of at least A-, XIV in A.M. Best Company’s Key Rating Guide, and provided each such policy shall have a deductible amount of not more than Ten Thousand Dollars ($10,000) for any single casualty or claim (except as otherwise expressly provided in Section 7.1). All liability policies shall be written on an occurrence basis only.

7.2.2. Evidence of Insurance. Borrower shall deliver to Trustee, promptly upon the execution and delivery of this Agreement and thereafter at least thirty (30) days before the expiration date of each such policy, original policies (or renewals or extensions of the insurance afforded thereby) or duplicates thereof, or binders evidencing such insurance (including a certification of the endorsements included in such policy), together with receipts satisfactory to Trustee evidencing payment of the current premiums therefor and Borrower shall deliver to Trustee, at least thirty (30) days prior to the expiration, non-renewal or cancellation of any such insurance, additional policies or duplicates thereof, or binders evidencing the renewal of such insurance (including a certification of the endorsements included in such policy), with a receipt evidencing payment of the premium therefor.

7.2.3. Mortgagee/Loss Payee and Additional Insured Clauses. The insurance policies required hereunder (exclusive of the policies required to be maintained under subsections 7.1.3 and 7.1.4) and all renewals thereof are hereby assigned to Trustee, including any right to the return of any premium, and, upon request of Trustee, such policies shall be deposited with and held by Trustee, and as collateral and further security for Borrower’s obligations hereunder, shall have attached thereto standard non-

contributing, non-reporting mortgagee or loss payee clauses, as applicable, in favor of and entitling Trustee without contribution, to collect any and all proceeds payable under such insurance, as its interest may appear, as well as a standard waiver of subrogation endorsement, all to be in form and substance acceptable to Trustee. The insurance policies required to be maintained under subsections 7.1.3 and 7.1.4 shall name as additional insureds Trustee, the Advisor, and their respective directors, officers, agents and employees, and the successors and assigns of each of such Persons.

7.2.4. Cancellation. Borrower shall immediately notify Trustee of any non-renewal, cancellation of or change in any insurance policy and each such insurance policy to be provided hereunder shall contain an agreement by the insurer that (a) it shall not cancel or fail to renew such policy except upon at least thirty (30) calendar days prior written notice to Trustee and (b) any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Trustee or Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.

7.2.5. Payment of Premiums; Failure of Borrower to Effect Insurance. Borrower shall promptly pay when due any and all premiums on all such insurance. On each anniversary of the date hereof, Borrower shall deliver to Trustee, a duplicate original policy or, at Trustee’s election, a certificate, dated as of such date, to the effect that there is then in force all such insurance which is then required to be maintained by Borrower. Should Borrower fail to effect, maintain or renew any of the insurance required hereunder in the required amounts, or to pay the premiums therefor, or to deliver to Trustee any evidence of such insurance or payment therefor as required hereunder, then in any of such events Trustee, at its option, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance shall be payable by Borrower with interest, on demand, as provided in Section 12 of the Indenture; provided, however, that it is expressly understood that procurement by Trustee of any of such insurance shall not be deemed to waive or release the default of Borrower, or the right of Trustee, at its option, to exercise the remedies hereinafter set forth upon the occurrence of an Event of Default. Trustee shall not be responsible for obtaining or maintaining any insurance required under the provisions of this Section, nor shall, by reason of accepting, rejecting, approving or obtaining any such insurance, incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer or the payment of any losses, and Borrower hereby expressly assumes full responsibility therefor and liability, if any, thereunder.

Section 7.3. Separate Insurance. Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required hereunder.

Section 7.4. Contravention of Insurance. Borrower shall not do or permit anything to be done on or about the Property that shall affect, impair or contravene any policies of insurance that may be carried on the Property, or any part thereof, or the use thereof, against loss, damage or destruction by fire, casualty, public liability, or otherwise. Borrower shall comply with all reasonable requirements or recommendations of each insurance underwriter with respect to management of the risks insured by such underwriter.

Section 7.5. Disposition of Insurance Proceeds.

7.5.1. Borrower hereby authorizes Trustee, at Trustee’s option, to collect, adjust and compromise, and agrees to make available to Trustee within five days of Borrower’s receipt thereof, any Casualty Proceeds claimed under any property or casualty insurance Borrower is required to maintain under this Agreement (or in fact maintains, whether or not it is required to do so under this Agreement) and, after deducting the costs of such collection, adjustment and compromise, at Trustee’s option, (a) to apply the Casualty Proceeds as a credit towards the indebtedness evidenced by the Note in such manner as Trustee deems appropriate, provided that if such proceeds are applied by Trustee to reduce the outstanding balance of principal under the Loan, such application will be to the unamortized principal balance of the Note payable upon the scheduled Maturity Date and shall not cause a reduction in debt service payments set forth in the Note, or (b) to apply the Casualty Proceeds to the restoration of the Property (in which event Trustee shall not be obligated to see to the proper application of the Casualty Proceeds nor shall the amount so released or used be deemed a payment on the indebtedness evidenced by the Note) in which event such Casualty Proceeds shall be deposited in an interest-bearing account pledged to Trustee and shall be advanced to Borrower on the conditions set forth in subsection 7.5.2 below and Borrower shall continue to bear in full the payment obligations as set forth in the Note, or (c) to deliver the Casualty Proceeds to Borrower.

7.5.2. Notwithstanding the provisions of subsection 7.5.1, if a Casualty occurs prior to Completion of the Renovations, and if (i) at the time of such Casualty there does not exist an Event of Default and there has not occurred an event which, upon the giving of notice (if applicable) and/or the passing of time (including any cure period, if applicable), would become an Event of Default; (ii) the reasonably projected cost of such restoration or repair does not exceed $200,000.00; and (iii) the restoration or repair of such Casualty can be completed, in Trustee’s reasonable judgment, on or before the Required Completion Date, then the balance of the Casualty Proceeds after payment of Trustee’s costs, as provided in the Indenture, shall, at Borrower’s request, be made available to Borrower to restore or repair the Property on the following terms:

(a) If the cost of restoring the Property as the result of a Casualty does not exceed $50,000, then the Casualty Proceeds shall be paid to or retained by Borrower to be used for, and only for, restoration of the Property;

(b) If the cost of restoring the Property as the result of a Casualty exceeds $50,000 but does not exceed $200,000, then the Casualty Proceeds shall be deposited in an interest-bearing account pledged to Trustee and shall be advanced to Borrower on the same conditions as are set forth in this Agreement for the advance of Loan proceeds;

(c) In either case, (1) Borrower shall continue to bear in full the payment obligations as set forth in the Note and (2) any Casualty Proceeds not required for restoration or repair shall be applied to the outstanding Loan indebtedness, or advanced to Borrower by Trustee, at Trustee’s sole option.

ARTICLE 8

CONDEMNATION

Section 8.1. Right to Contest. Trustee may, at its option, in its own name (a) appear or proceed in any Condemnation proceeding, and (b) make any compromise or settlement thereof. Borrower shall give Trustee immediate Notice of the initiation of any Condemnation, and a copy of every document or pleading served in any Condemnation. On request, Borrower shall make, sign and deliver to Trustee, free, clear and discharged of any encumbrance of any kind whatsoever, such further assignments and every other document deemed necessary, in Trustee’s discretion, validly and sufficiently to assign each such Award (as defined in the Indenture) to Trustee (including the assignment of any Award from the United States Government at any time after the allowance of any claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for payment thereof) for any permanent or temporary Condemnation.

Section 8.2. Application of Award.

8.2.1. Generally. Borrower hereby agrees that all Awards, whether the rights to such Award accrued before or after the date of this Agreement, shall be paid directly to Trustee, and, subject to the remaining provisions of this Article 8, Trustee shall apply the Award as follows, in the order of priority indicated: (i) to reimburse Trustee for all costs and expenses reasonable and necessary in Trustee’s sole discretion, including attorneys’ fees, incurred in connection with the collection of the Award; (ii) to the payment of accrued and unpaid interest on the Note; (iii) to the prepayment of the unpaid principal on the Note; (iv) to the payment of the balance of the unpaid indebtedness evidenced by the Note; and (v) the balance, if any, of the Award to Borrower. If the Property is sold at any foreclosure proceeding brought under the Indenture before Trustee’s receipt of any such Award, Trustee shall have the right to receive out of such Award the difference between the proceeds derived from such sale and the amount of the Indebtedness secured by the Indenture and all interest and other amounts accruing hereunder, whether or not a deficiency judgment on the Indenture has been sought, recovered or denied, plus any reasonable attorneys’ fees, costs and disbursements incurred by Trustee in collecting such Award.

8.2.2. Notwithstanding the provisions of subsection 8.2.1 with respect to the application of Awards upon a Condemnation, if a Condemnation occurs prior to the Completion of the Renovations, and if (i) at the time of such Condemnation there is not then an Event of Default or an event which, with the passage of time and/or the giving of notice would become an Event of Default; (ii) the reasonably projected cost of such restoration or repair does not exceed $200,000.00; and (iii) the restoration or repair of such Condemnation can be completed, in Trustee’s reasonable judgment, on or before the Required Completion Date, then the balance of the Award after payment of Trustee’s expenses as provided in subpart (i) of subsection 8.2.1 above, shall, at Borrower’s request, be made available to Borrower to restore or repair the Property on the following terms:

(a) If the cost of restoring the Property as the result of a Condemnation does not exceed $50,000, then the Award shall be paid to or retained by Borrower to be used for and only for restoration of the Property;

(b) If the cost of restoring the Property as the result of a Condemnation exceeds $50,000 but does not exceed $200,000, then the Award shall be deposited in an interest-bearing account pledged to Trustee and shall be advanced to Borrower on the same conditions as are set forth in this Agreement for the advance of Loan proceeds;

(c) In either case, (1) Borrower shall continue to bear in full the payment obligations as set forth in the Note and (2) any portion of the Award not required for restoration or repair shall be applied to the outstanding Loan indebtedness, or advanced to Borrower by Trustee, at Trustee’s sole option.

ARTICLE 9

DEFAULT; REMEDIES

Section 9.1. Defaults. An Event of Default shall be deemed to have occurred under this Agreement on the occurrence of any one or more of the events described in this Section 9.1. In no event shall Borrower or Guarantor be entitled to multiple notices or cure periods for a single event which constitutes a default under both this Agreement and under the Guaranty or any of the other Security Documents, as the case may be.

9.1.1. Borrower fails to make any payment of principal or interest or other sum due under the Note or this Agreement or any other Loan Document when due, which failure is not cured within a five (5) day grace period, without notice; provided, however, in no event shall Borrower be entitled to any grace or cure period with respect to a failure to pay the Note upon the maturity hereof, whether upon the scheduled Maturity Date or by acceleration, declaration or otherwise.

9.1.2. Any representation or warranty made by Borrower or Guarantor or by any person on behalf of Borrower or Guarantor shall be false or misleading in any material respect on the date as of which the same was made or deemed to have been made or re-affirmed (or to the extent such representation or warranty relates to a specific date, as of that date).

9.1.3. Borrower defaults in any material respect (as determined by Trustee) in the performance or observance of any other agreement, covenant, or condition set forth in this Agreement (including but not limited to all covenants contained in Article 6 herein, but excluding any item which is the subject of (a) a specific subparagraph of this Section

9.1 other than this subparagraph 9.1.3. or (b) a specific default provision of any other Loan Document), which default shall not be cured in full within thirty (30) days after Trustee gives Borrower written notice thereof (unless a shorter time is otherwise specified herein), except that such 30-day period shall be extended by not more than 90 additional days for any default which cannot reasonably be cured within such 30-day period, provided that (a) Borrower begins such cure within such initial 30-day period, (b) Borrower diligently and continuously pursues such cure; (c) Borrower provides evidence acceptable to Trustee as to the period needed to effect such cure; and (d) such extended cure period does not otherwise materially adversely affect Trustee’s security or its rights and remedies, provided, however, no such cure period provided in this Section 9.1.3 shall extend beyond the maximum cure period, if any, provided under the Franchise Agreement, to the extent such default hereunder also constitutes a default thereunder.

9.1.4. Any default (or an event which would constitute a default but for the giving of notice or passage of time or both) shall occur under any of the other Loan Documents, which default or event shall not be cured in full within the time therein permitted, if any, and such default, in the reasonable discretion of Trustee, has or is reasonably likely to have a material adverse effect on the Property, other security for the Loan or the Borrower.

9.1.5. Borrower fails to Complete the Renovation on or before the Required Completion Date, subject to the provisions of Section 10.5 hereof.

9.1.6. After the Commencement Date, the Renovations are suspended for a period in excess of twenty (20) days (except for suspensions caused by a Force Majeure Event).

9.1.7. Borrower executes a chattel mortgage or other security agreement with respect to any materials, fixtures or articles used in connection with the Renovations or any such material, fixtures or articles are purchased pursuant to any conditional sales contract or otherwise so that the ownership thereof will not vest unconditionally in Borrower free from liens and security interests upon being made a part of the Property, and any such liens or security interests shall not be discharged or canceled within forty-five (45) days after Trustee gives Borrower written notice thereof.

9.1.8. The occurrence of any condition or situation which is not expressly covered by any other provision of this Section 9.1 and which, in Trustee’s reasonable determination, constitutes a material impairment of any security for repayment of the Loan which condition or situation is not cured within ten (10) Business Days following written notice to Borrower.

9.1.9. Trustee or its representatives are not permitted, at any reasonable time upon reasonable prior notice, to enter upon the Property, to inspect the Property and the operation thereof, the performance of the Renovations and all materials, fixtures and articles used or to be used in connection therewith; or, if the Renovations are not prosecuted in accordance with the Renovation Budget and/or Attachment B to the

Franchise Agreement (or the Hilton Franchise Agreement while the same is in effect), and Borrower fails within ten (10) Business Days following notice thereof from Trustee to commence and diligently proceed to correct the same.

9.1.10. Borrower does not disclose to Trustee, within five (5) Business Days following Trustee’s written request, the names of all contractors and material suppliers with whom Borrower has contracted for the Renovations or for the furnishing of labor or materials therefor.

9.1.11. The Renovations are not commenced on the Commencement Date (subject to the provisions of Section 10.5 below), are not Completed by the Required Completion Date (subject to the provisions of Section 10.5 below) or, in the reasonable judgment of Trustee, are not or cannot be Completed by the Required Completion Date (subject to the provisions of Section 10.5 below).

9.1.12. Borrower is unable to satisfy any condition to a disbursement from the PIP Pledged Account and/or the FF&E Pledged Account for a period in excess of forty-five (45) days from the date the requisition for approval therefor is received by Trustee.

9.1.13. A lien for the performance of work or the supply of materials is created against the Property and remains unsatisfied or unbonded for a period of forty-five (45) days after the date of the creation thereof; provided, however, that if such a lien remains unsatisfied or unbonded at the time of any request for a disbursement under the PIP Pledge Account and/or the FF&E Pledged Account hereunder, Trustee shall have no obligation to approve such request unless and until such lien is satisfied or bonded.

9.1.14. Subject to Borrower’s right to contest set forth below, Borrower fails to comply with any Law or other requirement of any Governmental Authority having jurisdiction (including, but not limited to, any requirement under any public works agreement) within thirty (30) days after notice in writing of such requirement shall have been given to Borrower (or such shorter period of time as may be required under any applicable law, regulation, order or agreement); or if any proceeding is commenced or action taken to enforce any remedy for a violation of any requirement of a Governmental Authority or any restrictive covenant affecting the Property or any part thereof which is not being contested as provided below. Provided that there is no Event of Default and subject to the following conditions, Borrower may, in good faith and by appropriate legal proceedings, contest the validity or applicability of any asserted requirement after providing Trustee with written notice of the intended contest. During the period Borrower contests the requirement, it shall not be in default if (a) during the pendency of such contest the enforcement of such Law or other requirement is stayed, (b) Borrower deposits with Trustee or Trustee’s nominee, cash or a letter of credit (in form and from a bank satisfactory to Trustee) in an amount Trustee deems reasonable to prevent Trustee from incurring any loss, cost, expense or damage as a result of the contest, (c) the delay does not subject Trustee to the risk of loss or liability, including, without limitation, criminal liability as determined in Trustee’s sole discretion, and (d) Borrower complies promptly with any requirement adjudged valid and applicable and pays promptly any amounts adjudged to be due, together with all interest, costs and penalties thereon before the judgment becomes final and before any writ, decree or order is issued under which all, or any portion of, the Property could be sold or seized pursuant to such judgment.

9.1.15. Any contractor or materials supplier shall have defaulted under its contract or purchase order, which default Trustee, in its reasonable discretion, shall deem materially affects the Property and/or the security for the Loan, and Borrower, after twenty (20) days written notice from Trustee, shall fail to exercise any resulting right or remedy to which it may be entitled thereunder.

9.1.16. Borrower fails to maintain or comply with the required transmittal to Trustee of any financial documents or opinions as provided herein, which failure shall not be cured in full within ten (10) Business Days after Trustee gives Borrower written notice thereof.

9.1.17. Within twenty (20) days after written notice from Trustee, Borrower fails to commence and diligently pursue the correction of any Renovations that have not been properly completed in the reasonable judgment of Trustee.

9.1.18. Borrower fails to pay or perform any obligation under any other mortgage, deed of trust, security agreement or other document that creates a lien or encumbrance upon the title to the Property (including any Permitted Encumbrance) and such failure continues beyond the permissible grace period, if any, specified therein.

9.1.19. An Act of Bankruptcy occurs with respect to Borrower and/or any Interest Owner.

9.1.20. Borrower and/or any Interest Owner (a) becomes generally unable to pay its debts as they become due, or (b) is dissolved as a result of any adversary suit or proceeding.

9.1.21. Any (a) execution or attachment is levied against any or all of the Property and such execution or attachment is not set aside, discharged or stayed within 30 days after it is levied or filed, or (b) order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor adjudicating Borrower or Guarantor bankrupt, appointing a receiver, trustee or liquidator of Borrower or Guarantor or of any or all of the Property, or of all or substantially all of the other assets of Borrower or Guarantor and such order, judgment or decree continues unstayed and in effect for a period of 60 days or is not discharged within 10 days after any stay thereof expires.

9.1.22. Any mechanics’ lien is established against the Property and is not caused to be discharged, insured by title insurance or fully bonded against by Borrower within 30 days after Borrower receives Notice of the establishment thereof.

9.1.23. Borrower breaches or fails to observe or perform any of the terms, covenants or conditions to be performed by Borrower under Section 7 (Insurance) of this Agreement, or under the following provisions of the Indenture: Section 7 (Payment of Assessments), Section 10 (Liens, Encumbrances and Transfers), or Section 16 (Environmental Indemnification) and such breach or failure continues for a period of five (5) days from the date after Borrower is given notice thereof; provided, however, that during such 5-day cure period Trustee shall be entitled to expend such funds or take such other actions as may be necessary, in Trustee’s sole discretion, to protect the Property and/or Trustee’s interests in the Property.

9.1.24. If any change in any zoning ordinance or any other public restriction is enacted, limiting or defining the uses which may be made of the Property or any part thereof, such that Borrower’s use of the Property as contemplated and used on the date hereof would be in violation of such restriction or zoning change, unless either (i) the effect of such change is stayed as the result of a contest thereof by Borrower (in which event such change shall not constitute an Event of Default for the period such stay is in effect), (ii) a variance or other zoning ordinance or restriction (including grandfathered uses) permitting the continued use of the Property for such use by Borrower and any subsequent purchasers of the Property is obtained prior to the effective date of such change, or (iii) the limitation of use resulting from such change in zoning ordinance may be implemented, with Trustee’s prior written approval, such that the continued use of the property, as limited, (a) would not be reasonably expected to have a material adverse effect on the financial condition or performance of Borrower, Operator and/or Guarantor, (b) does not reduce the number of rooms available for guests or square footage of meeting and/or banquet facilities, (c) does not affect the continued validity, and operation of the Property under, the Franchise Agreement and (d) does not affect the footprint of the Building.

9.1.25. If there occurs any material adverse change in the Property or financial condition or business affairs of Borrower, Operator or Guarantor, as determined in the reasonable discretion of Trustee, which remains uncured for ten (10) days after written notice by Trustee to Borrower.

9.1.26. Any Event of Default (as defined in the Guaranty or any other Loan Document) occurs under the Guaranty or under any other Loan Document.

9.1.27. Any default occurs under the Franchise Agreement or the Hilton Franchise Agreement, as applicable, which default remains uncured following any cure period provided therefor under the Franchise Agreement or the Hilton Franchise Agreement, as applicable.

9.1.28. The Franchise Agreement fails to commence on the earlier of (i) March 30, 2006 or (ii) date on which the Hilton Franchise Agreement terminates.

9.1.29. The failure of a validly issued temporary or permanent liquor license to be issued to Borrower and/or Operator and in effect at all times for the lawful sale of alcohol at the Property.

Section 9.2. Remedies. Upon the occurrence of any Event of Default, or any event or state of facts which with notice or passage of time or both would constitute an Event of Default, the obligation of Trustee to authorize any further disbursements of funds from the PIP Pledged Account and/or the FF&E Pledged Account shall terminate. Trustee may, at its option and without further notice or demand, thereupon declare the Note to be immediately due and payable in full, together with all interest accrued thereon. Upon such declaration, Trustee may proceed to exercise any and all remedies available to it under this Agreement, the other Loan Documents, or under applicable law, all of which rights and remedies shall be cumulative and may be exercised concurrently by Trustee.

Section 9.3. Completion of Renovations; FF&E. Upon the occurrence of an Event of Default, Trustee may, in addition to any other remedies available to it and in its sole discretion, (a) enter upon the Property and (i) Complete (with funds from the PIP Pledged Account or otherwise) the Renovations in accordance with the Approved Renovation Budget and Attachment B to the Franchise Agreement with such changes therein or additions thereto as Trustee may deem appropriate, and employ watchmen to protect the Property and/or (ii) furnish and install (with funds from the FF&E Pledged Account or otherwise) FF&E in accordance with the Approval Annual Budget, (b) at any time discontinue any work commenced in respect of the Renovations and/or the FF&E, provided any such discontinuance of work under any contract in respect of the Renovations does not cause a default or breach under such contract, (c) assume the other contracts or purchase orders made by Borrower relating to the Renovations and/or the FF&E, and take over and use all or any part of the labor, materials, supplies and equipment contracted for by Borrower, and (d) engage builders, contractors, and others for the purpose of furnishing labor, materials and equipment in connection with the Renovations and/or the FF&E and to pay, settle or compromise all bills or claims that may become liens against the Property. Borrower shall be liable to Trustee for all sums paid or incurred by Trustee to Complete the Renovations and/or furnish and install the FF&E whether the same shall be paid or incurred pursuant to the provisions of this Section 9.3 or otherwise, and all payments made or liabilities incurred by Trustee hereunder of any kind whatsoever shall be paid by Borrower to Trustee upon demand with interest at the Default Rate provided in the Note. For the purpose of exercising the rights granted by this Section 9.3, Borrower hereby irrevocably constitutes and appoints Trustee its true and lawful attorney-in-fact to execute, acknowledge and deliver any instrument and to do and perform any acts in the name and on behalf of Borrower.

Section 9.4. No Remedy Exclusive. No remedy herein conferred upon or reserved to Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Indenture, the Assignment of Leases, or any of the other Loan Documents now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Trustee to exercise any remedy reserved to it in this Article 9, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

Section 9.5. Advances by Trustee. If Borrower fails to make or cause to be made any payment, or fails to perform, observe or comply with any term or condition imposed on Borrower under this Agreement, or any of the Loan Documents, Trustee, without notice or demand upon Borrower, without waiving any default or releasing Borrower from any such default or failure to perform, and without being under any obligation to do so, may make such payment or perform any of Borrower’s obligations under any of the Loan Documents. All amounts so paid by Trustee and all costs, fees and expenses incurred by Trustee in connection with such payment or performance shall be due and payable by Borrower promptly upon written notice from Trustee, together with interest thereon from the date the same are paid or incurred until paid in full at the Default Rate, as defined in the Note. All such sums shall be secured by the Indenture and each of the other Loan Documents.

Section 9.6. Agreement to Pay Fees and Expenses. If Borrower fails to perform any of the provisions of this Agreement, and Trustee employs attorneys or incurs other expenses for the collection of amounts due hereunder or the enforcement of performance or observance of any obligation or agreement on the part of Borrower herein contained, Borrower agrees that it shall on demand therefor pay to Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred by Trustee.

Section 9.7. No Additional Waiver Implied by One Waiver. If any provision of this Agreement is breached by Borrower and thereafter waived by Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

ARTICLE 10

MISCELLANEOUS

Section 10.1. Indemnification of Trustee. Borrower shall protect, indemnify, defend and save harmless Trustee and the Trust against and from any and all liabilities, suits, actions, claims, demands, losses, expenses and costs of every kind and nature (including reasonable attorneys’ fees) incurred by, or asserted or imposed against, Trustee or the Trust by reason of any accident, injury (including death) or damage to any person or property, however caused, resulting from, connected with or growing out of: (i) any act of commission or omission of Borrower, or any officers, employees, agents, assignees, contractors or subcontractors of Borrower, (ii) or the sale and/or issuance of ownership interests in Borrower, or (iii) any use, non-use, possession, occupation, condition, operation, service, design, construction, acquisition, offer, sale or lease of, maintenance or management of, or on, or in connection with, the Property, or any part thereof, by Borrower, or any officers, employees, agents, assignees, contractors or subcontractors of Borrower, and regardless of whether such liabilities, suits, actions, claims, demands, damages, losses, expenses and costs be against or be suffered or sustained by the Trust or Trustee or its officers, agents or employees, or be against or be suffered or sustained by legal entities, officers, agents, or other persons to whom the Trust or Trustee or its officers, agents or employees become liable therefor. Borrower may, and if so requested by Trustee shall, undertake to defend, at its sole cost and expense, any and all suits, actions and proceedings brought against the Trust or Trustee or its officers, agents or employees in connection with any of the matters indemnified against in this Section 10.1. Trustee shall give Borrower every demand, notice, summons or other process received with respect to any claim or legal proceedings within the purview hereof, but the failure of the Trust or Trustee to give such notice shall not affect such right to indemnification. Any exculpation of Trustee or agreement by Borrower hereunder or under any of the other Loan Documents to indemnify, defend or hold harmless the Trust or Trustee shall apply equally to Trustee’s advisors and consultants, the respective successors and assigns of each of such persons, and the officers, directors, shareholders, employees and agents of each of such persons and their respective successors and assigns. This provisions shall survive repayment of the Loan and shall continue in full force and effect so long as a possibility of any such liability, claim or loss exists.

Section 10.2. Nonassignability. The Loan may not be assigned by Borrower without the prior written consent of Trustee. Neither the Loan nor any advances hereunder shall be subject to the process of any court upon legal action by or against Borrower, or by or against anyone claiming under or through Borrower. For the purposes of this Agreement, the Loan shall remain in the custody of Trustee until Borrower complies with each and all of the provisions hereof; provided, however, that nothing herein contained shall be considered as in any way modifying, affecting or subordinating the obligations heretofore undertaken or to be undertaken by Borrower as security for the Loan and the same shall be and remain in full force and effect, this Agreement being intended only as additional security and protection for the Loan and to assure its use for the purposes intended by Trustee and Borrower.

Section 10.3. Liability of Trustee.

10.3.1. All conditions of the obligations of Trustee hereunder, including any obligation to make the Loan proceeds available to Borrower, are imposed solely and exclusively for the benefit of Trustee and its successors and assigns, and no other person or entity shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Trustee will refuse to make the Loan proceeds available to Borrower in the absence of strict compliance with any and all thereof. No other person or entity shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Trustee at any time if in its discretion it deems it desirable to do so. Without limiting the generality of the foregoing, Trustee makes no representations and assumes no obligations as to third parties concerning the quality of the Renovations or the absence therefrom of any defects. Borrower agrees to indemnify Trustee from and against any liability, claim or loss arising during or after the term of the Loan which may be sustained or incurred by Trustee as a result of the performance of its activities and obligations under this Agreement, except that no such indemnification shall be required in connection with any liability, claim or loss arising solely from the misconduct of Trustee. This provision shall survive repayment of the Loan and shall continue in full force and effect so long as a possibility of any such liability, claim or loss exists. Borrower hereby releases Trustee from any liability, and no claim shall be made by Borrower against Trustee, for or on account of any matter or thing in excess of the Amount of the Loan.

10.3.2. The Note is held, and this Agreement is entered into, by Trustee in its capacity as trustee of the Trust, and not in its corporate capacity or for its own account. Neither Trustee nor the officers, employees, or agents of Trustee shall be personally liable hereunder or under any other Loan Documents. Borrower and all others shall look solely to the assets of the Trust for the payment of any claim under the Loan Documents or arising from or otherwise in connection with the Loan or for the performance of any obligation, agreement, condition or term to be performed or observed in connection with the Loan hereunder or under any other Loan Documents; and any claim or judgment against the Trust shall be limited to the assets of the Trust and in no event shall Trustee, Advisor or any Participating Plan have any liability whatsoever with respect thereto.

10.3.3. Any exculpation of Trustee or agreement by Borrower hereunder or under any other Loan Document to indemnify, defend or hold harmless Trustee shall (i) apply equally to the Trust, Advisor, the Participating Plans, the officers, directors, employees and agents of each of them, and their respective successors and assigns, and (ii) survive repayment of the Loan.

Section 10.4. Authorized Borrower Representatives. Whenever under the provisions of this Agreement or any of the other Loan Documents the approval of Borrower is required to take some action at the request of any party to this Agreement, such approval or request shall be given on behalf of Borrower by the Authorized Borrower Representative, and the other parties hereto are authorized to rely upon any such approval or request, and Borrower shall not have any complaint against such parties as a result of any such reliance. Borrower hereby designates as its Authorized Borrower Representative(s) the persons identified as such in Section 1.2 above. If the Authorized Borrower Representative should become unavailable or unable to take any action or make any certification provided for or required under this Agreement, a successor or successors shall be appointed by written certificate of Borrower furnished to the other parties hereto, executed on behalf of Borrower by an authorized agent of Borrower and containing a specimen signature of such successor or successors.

Section 10.5. Renovation Delays. Upon the occurrence of a Force Majeure Event, Borrower shall be permitted to delay the commencement of the Renovations or extend the Required Completion Date for so long as such Force Majeure Event is in effect; provided, however, that in no event shall such delay or extension exceed 120 days.

Section 10.6. No Partnership, Joint Venture, Agency. Borrower and Trustee acknowledge that the relationship between them created hereby and by the other Loan

Documents is that of debtor and creditor and is not intended to be and shall not in any way be construed to be that of a partnership, joint venture, or principal and agent; and that the activities of Trustee in connection with the construction of the Improvements and disbursement of the Loan shall not be deemed to make Trustee a partner, joint venturer, or principal or agent of Borrower, but rather shall be deemed solely for the purpose of protecting Trustee’s security for the Loan.

Section 10.7. Notices. All notices, requests and demands upon the respective parties hereto shall be in writing and shall be issued in accordance with the notice provisions of the Indenture.

Section 10.8. Amendment; No Implied Waiver. This Agreement may be amended, and Borrower may take any action herein prohibited, or omit to perform any act required to be performed by it, only if Borrower shall first obtain the prior written consent of Trustee to such amendment, action or omission to act. No failure of Trustee to exercise and no delay in exercising any right, power or privilege under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.9. Survival of Agreements. All agreements, covenants, representations and warranties of Borrower made in this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of all disbursements hereunder, regardless of any investigation made by or on behalf of Trustee.

Section 10.10. Entire Agreement; Successors and Assigns; Joint and Several Liability; Time of the Essence. This Agreement and the other Loan Documents contain the entire terms of the agreement with respect to the Loan, and no representations, inducements, promises or agreements between Borrower and Trustee not set forth herein or in the other Loan Documents shall be of any force or effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Trustee and their respective successors (including heirs and personal representatives) and Trustee’s assigns, whether so expressed or not. If Borrower consists of more than one Person then the liability of such Persons shall be joint and several for all obligations of Borrower arising hereunder, or otherwise under the Loan Documents or in connection with the Loan. Time is of the essence under this Agreement.

Section 10.11. Severability. In case any one or more provisions contained in this Agreement or the other Loan Documents should be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected or impaired thereby and shall be enforceable to the maximum extent permitted by law.

Section 10.12. Descriptive Headings. The headings of the articles, sections, subsections and paragraphs of this Agreement are for the convenience of reference only, and are not considered to be a part hereof and shall not limit or otherwise affect any of the terms hereof.

Section 10.13. Governing Law. Notwithstanding that one or more parties to this Agreement may execute it outside of the State of Maryland, this Agreement is made and delivered in the State of Maryland and this Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland as the same are in effect from time to time (excluding application of any principle of conflict-of-laws which would direct the application of the law of any other jurisdiction). Borrower consents to any action or proceeding arising hereunder being brought in the courts of the State of Maryland, provided, however, that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, Borrower consents to such action being brought in the United States District Court for the District of Maryland or any successor federal court having original jurisdiction.

Section 10.14. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY PURSUANT TO APPLICABLE LAW IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

Section 10.15. Counterparts. This Agreement may be executed in two counterparts, which together shall constitute a fully executed original instrument.

Section 10.16. Trustee’s Consent. Wherever in this Agreement Trustee has expressly agreed to not unreasonably withhold or delay its consent as to a particular matter, such agreement not to withhold or delay consent shall not apply to the extent the subject matter of the consent relates to the Labor Covenant, ERISA and/or UBIT matters. For such matters, Trustee’s consent shall be in its sole discretion.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed and ensealed this Loan Agreement as of the day and year first forth above.

WITNESS OR ATTEST	MHI JACKSONVILLE LLC,
a Delaware limited liability company

(1) /s/ Jamie L. Moore	By:	/s/ Andrew M. Sims	(SEAL)
Andrew M. Sims
Manager

(2) /s/ Donelle R. Shaw

STATE OF VA. :
:	ss:
COUNTY OF YORK :

On this      day of July, 2005, before me appeared Andrew M. Sims, to me personally known, who, being by me duly sworn did say that he/she is the Manager of MHI JACKSONVILLE LLC, and that said instrument was signed on behalf of said entity by authority of its members, and the said Manager acknowledged said instrument to be the free act and deed of said limited liability company. In testimony whereof, I have hereunto set my hand and affixed my official seal the date first above written.

/s/ Rhonda Smith
Notary Public

My commission expires on     12/31/07

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PRIOR PAGE]

WITNESS:	MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, in its capacity as trustee of the AFL-CIO Building Investment Trust, and not in its corporate capacity
(1)
	By:	/s/ David C. Schenning	(SEAL)
David C. Schenning
Senior Vice President
(2)

STATE OF MARYLAND: COUNTY OF                                          :    TO WIT:

I HEREBY CERTIFY that on this              day of July, 2005, before me, a Notary Public for the state and county aforesaid, personally appeared David C. Schenning, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he is a Senior Vice President of MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a corporation organized and existing under the law of Maryland, that he has been duly authorized to execute, and has executed, the foregoing instrument on behalf of the said entity, as trustee, for the purposes therein set forth, and that the same is its act and deed, as trustee.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

Notary Public

My commission expires on                     .

JOINDER BY GUARANTOR

The undersigned, MHI Hospitality, L.P., a Delaware limited partnership (“Guarantor”), the sole member of MHI Jacksonville LLC, a Delaware limited liability company (“Borrower”), and the sole stockholder of MHI Hospitality TRS Holding, Inc., a Delaware corporation, which is the sole member of MHI Hospitality TRS, LLC, a Delaware limited liability company (“Operator”), hereby acknowledges that it has reviewed the Loan Agreement executed by Borrower and Mercantile-Safe Deposit and Trust Company, a Maryland corporation (“Trustee”), in its capacity as trustee of the AFL-CIO Building Investment Trust, a trust existing under the laws of Maryland (the “Trust”), and not in its corporate capacity (the “Loan Agreement”), to which this Joinder is attached and made a part of. Guarantor acknowledges and agrees that Borrower’s satisfaction of certain covenants contained in the Loan Agreement may require the action or inaction of Operator from time to time, and that whenever the Loan Agreement requires Operator to take or refrain from taking any action in order to satisfy Borrower’s obligations under the Loan Agreement, Guarantor shall, so long as it controls, directly or indirectly, Operator, cause Operator to take such action or refrain from taking such action. Any failure by Guarantor to cause Operator to so comply with the terms and provisions of this Loan Agreement shall be a default or Event of Default thereunder, as the circumstances so require. Nothing herein shall be interpreted to permit Guarantor to transfer any direct or indirect interest in Operator, except as permitted in the Loan Agreement.

WITNESS/ATTEST:	MHI HOSPITALITY, L.P.
a Delaware limited partnership,
its sole member

	By:	MHI Hospitality Corporation,
its General Partner

/s/ Rhonda Smith		By:	/s/ Andrew M. Sims	(SEAL)
Andrew M. Sims
President and Chief
Executive Officer

EXHIBIT A

[Description of Land]

A-1-1

EXHIBIT B

LIST OF PARTICIPATING PLANS

CONFIDENTIAL

B-1

EXHIBIT C

[Requisition Form]

Project Name:

Requisition Number:

Amount Requisitioned:

Period Covered:	, 20 through , 20

REQUISITION AND CERTIFICATION

THIS REQUISITION AND CERTIFICATION (this “Requisition”) is made this                      day of                     , 200     by MHI JACKSONVILLE LLC (“Borrower”) for the benefit of Mercantile-Safe Deposit and Trust Company, in its capacity as trustee for the AFL-CIO Building Investment Trust (“Trustee”), to induce Trustee to make the advance of funds identified above pursuant to the terms and conditions of a Loan Agreement dated                                         , 2005 (the “Loan Agreement”) between Trustee and Borrower.

                                                             , an Authorized Borrower Representative, being duly sworn, does hereby certify, represent, warrant and state on behalf of Borrower to Trustee:

1. All of the statements contained in this Requisition are true, accurate and complete in all respects as of the date hereof.

2. The disbursement request summary, attached hereto as Attachment A, is true, accurate and complete.

3. If this Requisition requests payment for labor, materials, equipment, fixtures, furnishings, and the like, the Application and Certificate for Payment (AIA Document G702, 1992 Edition) and the Continuation Sheet (AIA Document G703, 1992 Edition) executed by the applicable contractor [and certified by the architect (if applicable), each of which is attached hereto as Attachment B, are true, accurate and complete. [AS TO DISBURSEMENTS FROM PIP PLEDGED ACCOUNT ONLY]

4. The remaining undisbursed portion of the Amount of Available Funds is sufficient to Complete fully the Renovations in accordance with the Approved Renovation Budget and Attachment B to the Franchise Agreement. [AS TO DISBURSEMENTS FROM PIP PLEDGED ACCOUNT ONLY]

5. The actual cost required to Complete each line item in the Approved Renovation Budget does not exceed the amount allocated to that line item in the Approved Renovation Budget. [AS TO DISBURSEMENTS FROM PIP PLEDGED ACCOUNT ONLY]

6. Copies of all bills or statements for expenses for which this Requisition is requested are attached hereto as Attachment C, and all such bills or statements for expenses are true, accurate and complete.

7. All previously disbursed funds from the [PIP Pledged Account] [FF&E Pledged Account] have been expended for the sole purpose of paying costs included in the [Approved Renovation Budget] [Approved Annual Budget] and previously incurred by Borrower as set forth on prior requisitions; no portion of the previously disbursed funds from the [PIP Pledged Account] [FF&E Pledged Account] have been used for any other purpose.

8. There are no liens outstanding, and Borrower has not received written notice that any liens will be claimed, against the Property except for the lien of the Indenture, Permitted Encumbrances (as defined in the Indenture) and liens being contested in compliance with the provisions of the Indenture.

9. Upon disbursement by Borrower of the funds advanced by Trustee as requested in this Requisition, all obligations for materials delivered, labor performed, services provided and other costs incurred in connection with the [Renovations] [FF&E] through the end of the period covered by this Requisition and which are due and payable will be fully paid and satisfied (subject to the amount of any required retainage).

10. All contractors’ waivers of liens for all work for which payment is requested by this Requisition are attached hereto as Attachment D.

11. The Renovations are progressing in a satisfactory manner so as to ensure Completion thereof on or before the Required Completion Date in accordance with the Approved Renovation Budget and Attachment B to the Franchise Agreement. [AS TO DISBURSEMENTS FROM PIP PLEDGED ACCOUNT ONLY]

12. All of the representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date of this Requisition, excluding any representations and warranties that relate to a specific date.

13. All of the conditions to the advance of funds requested in this Requisition have been met in accordance with the terms of the Loan Agreement.

14. No Event of Default exists under the Loan Agreement, the Note, the Indenture, or any other Loan Document, and no event or condition has occurred and is continuing, or exists, or would result from the advance about to be made, which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default or a default under the Note, the Indenture, or any other Loan Document.

Any exceptions to the foregoing statements and representations are specified and described in detail on Attachment E attached hereto. The capitalized terms used in this Requisition and not otherwise defined in this Requisition have the meaning given to them in the Loan Agreement.

BORROWER:

MHI JACKSONVILLE LLC

By:
Name:
Title:	Authorized Borrower Representative

Sworn to before me this

             day of                                         , 20        .

Notary Public

Attachment A

[Disbursement Request Summary]

Attachment A

Attachment B

[Application and Certification for Payment and Continuation Sheet]

Attachment B

Attachment C

[Bills or Statements for Expenses Reimbursed]

ATTACHMENT C

Attachment D

[Waivers of Liens]

ATTACHMENT D

Attachment E

[Exceptions to Statements and Representations]

ATTACHMENT E

[Form of Wire Authorization Letter]

BORROWER LETTERHEAD

Date:

Mercantile-Safe Deposit & Trust Company

Two Hopkins Plaza

Baltimore, Maryland 21201

Re:	Loan by the AFL-CIO Building Investment Trust to the undersigned
Account Name:
Account #:

To whom it may concern:

Please accept this correspondence as authorization to wire the balance in the above-referenced account to:

Bank Name:

ABA #:

Account #:

Account Name:

Sincerely,

MHI JACKSONVILLE LLC

By:
Name:
Title: